SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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Domino’s Pizza, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Domino’s Pizza, Inc.

Annual Meeting of Shareholders

Ann Arbor, Michigan

Tuesday, May 3, 2011

Meeting begins at 10:00 a.m. • Doors open at 9:30 a.m.

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 • 734-930-3030

For further information, call Domino’s Pizza Investor Relations at 734-930-3008.

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Domino’s Pizza, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Domino’s Pizza, Inc. (the “Company”) will be held at the Domino’s Pizza World Resource Center on May 3, 2011, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect the two Directors, specifically named in the Proxy Statement, each for a term of three years;

2.	To approve an Amended and Restated Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan;

3.	To hold an advisory vote on the compensation paid to the Company’s named executive officers;

4.	To recommend the frequency of an advisory vote on the compensation of the Company’s named executive officers;

5.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the current year; and

6.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 14, 2011 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Adam J. Gacek Secretary

March 24, 2011

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the Proxy Statement and the enclosed Proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed Proxy, or to vote electronically through the internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. Voting your shares by the enclosed Proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and the Company requests that you indicate your plans in this respect in the space provided on the enclosed form of Proxy or as prompted if you vote electronically.

Domino’s Pizza, Inc.

Notice of 2011 Annual Meeting of Shareholders,

Proxy Statement and Other Information

DOMINO’S PIZZA, INC.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

PROXY STATEMENT

The enclosed Proxy, for use at the Annual Meeting of Shareholders to be held at the Domino’s Pizza World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 on Tuesday, May 3, 2011, and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Domino’s Pizza, Inc. Any shareholder may choose to vote by returning the enclosed Proxy card, electronically by accessing the internet site or by using the toll-free telephone number both of which are stated on the form of Proxy, or in the open meeting. Without affecting any vote previously taken, the Proxy may be revoked by the shareholder by giving notice of revocation to Domino’s Pizza, Inc. in writing, by accessing the internet site or by using the toll-free telephone number. A shareholder may also change his or her vote by executing and returning to the Company a later-dated Proxy, by a later-dated electronic vote through the internet site, by using the toll-free telephone number or by voting at the open meeting. All properly executed Proxies received by the Board, and properly authenticated electronic votes recorded through the internet or by telephone, will be voted as directed by the shareholder. All properly executed Proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as Directors of the nominees listed below under “ELECTION OF DIRECTORS;” “FOR” the Amended and Restated Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan; “FOR” the approval of the advisory vote on compensation of the Company’s named executive officers; “EVERY THREE YEARS” for the advisory vote on the frequency of the advisory vote on compensation of the Company’s named executive officers; and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the current year.

Solicitation of Proxies may be made by mail, personal interview and telephone by officers, directors and other employees of the Company, and by employees of the Company’s transfer agent, BNY Mellon Shareowner Services. The Company will reimburse its transfer agent, banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

The internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which will be borne by the shareholder.

This Proxy Statement, including the Notice of Meeting, was first mailed to shareholders on or about March 24, 2011. As used in this Proxy Statement, references to the “Company,” “Domino’s” or “Domino’s Pizza” refer to Domino’s Pizza, Inc.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2011 Annual Meeting of Shareholders was the close of business on March 14, 2011. On the record date, there were 61,678,245 shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors.

Brokers are subject to the rules of the New York Stock Exchange (the “NYSE”). The NYSE rules direct that certain matters submitted to a vote of stockholders are “routine” items and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. Under current NYSE rules, we believe Proposals 1, 2, 3 and 4 are “non-routine” matters. Accordingly, if your broker holds shares that you own in “street name,” the broker may not vote your shares on either Proposal 1, 2, 3 or 4 without receiving instructions from you. The broker may vote your shares on Proposal 5 even if the broker does not receive instructions from you. If your broker does not vote on one or more of the proposals, this is commonly referred to as a “broker non-vote.” A broker non-vote will be treated in the same manner as an abstention for voting and quorum purposes. Accordingly, a broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of Directors, the approval of the Amended and Restated Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan, the approval of the advisory vote on executive compensation of the Company’s named executive officers, the advisory vote on the frequency of the advisory vote on executive compensation or the ratification of the appointment of our independent registered public accounting firm. In addition, shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions will not be included in vote totals and will not affect the outcome of the proposals set forth in this proxy statement.

PROPOSAL ONE: ELECTION OF DIRECTORS

Domino’s has a classified Board of Directors currently consisting of two Directors with terms expiring in 2011 (Class I), four Directors with terms expiring in 2012 (Class II) and three Directors with terms expiring in 2013 (Class III). At each Annual Meeting of Shareholders, Directors in one class are elected for a full term of three years to succeed those Directors whose terms are expiring. This year, the two Class I Director nominees will stand for election to a three-year term expiring at the 2014 Annual Meeting. The persons named in the enclosed proxy will vote to elect Andrew B. Balson and Vernon “Bud” O. Hamilton as Directors unless the Proxy is marked otherwise. Each of the nominees has indicated their willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by Proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his term as a Director.

Our Nominating and Corporate Governance Committee does not have any specific, delineated qualifications for the nomination of director candidates. However, the Nominating and Corporate Governance Committee does take into account a number of factors, qualifications and skills that it deems appropriate. The Company and the Board, at a minimum, seek to have Directors with sound business judgment, wisdom and knowledge in his or her field of expertise. Identified and described below are the additional key experiences, qualifications and skills that are important to the Company’s business and that were considered in the selection of the Directors, which factors may change from time to time.

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Business experience. The Company and the Board believes that the Company benefits from nominating Directors with a substantial degree of recent business experience. This may include accomplishments or recognized achievements in his or her particular field of practice.

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Leadership experience. The Company and the Board believes that Directors with experience in significant leadership positions over an extended period, especially President or Chief Executive Officer positions, provide the Company with strategic insights. These Directors generally possess superior leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, long-term strategy, risk management and the methods to drive change and growth.

•

Finance experience. The Company and the Board identified an understanding of finance and financial reporting processes as an important characteristic for our Directors. The Company uses financial measures to evaluate its performance as well as its accomplishment of financial performance targets. In addition, the Board and the Audit Committee oversee the required public disclosure of the Company that includes financial statements and related information.

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Educational and Industry experience. The Company and the Board seek to have directors with relevant education, business expertise and experience as executives, directors, investors or in other leadership positions in the retail sector, including the Quick Service Restaurant Industry.

The Nominating and Corporate Governance Committee believes that each of the nominees and directors listed below possess the necessary professional experience and qualifications to contribute to the success of the Company. Through his executive positions at Procter & Gamble, Mr. Hamilton has extensive experience in consumer marketing, business development, research and development, strategic planning as well as international experience that lends itself well to Domino’s Pizza. Mr. Balson possesses valuable financial expertise, including extensive experience with capital markets transactions, has extensive experience providing strategic advisory services to numerous organizations and his service as a member of the boards of directors of several other companies (including other retailers) provides him with substantial knowledge of a full range of corporate and board functions.

Set forth below are the name, age and principal occupation of each nominee for election as a Class I Director and of each continuing member of the Board. Information with respect to the business experience, other publicly-held companies on which they serve, or served in the past five years, as a director and the number of shares of Domino’s Pizza, Inc. common stock beneficially owned by each Director, appears later in this Proxy Statement.

Nominees for Election for Terms Expiring in 2014 (Class I Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Andrew B. Balson	44	Mr. Balson has been a Managing Director of Bain Capital, LLC, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998.	1999

Vernon “Bud” O. Hamilton	68	Mr. Hamilton served in various executive positions for Procter & Gamble from 1966 until his retirement in 2003. Mr. Hamilton most recently served as Vice President, Innovation—Research & Development—Global from 2002 through 2003. He also served as Vice President of Procter & Gamble Customer Business Development—North America from 1999 to 2001.	2005

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR THE ABOVE NOMINEES

Continuing Directors

The following Directors will continue to serve after the 2011 Annual Meeting:

Directors with Terms Expiring in 2012 (Class II Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
David A. Brandon	58	Mr. Brandon has served as the Director of Intercollegiate Athletics of the University of Michigan since March 2010. Mr. Brandon has served as Chairman of the Board of Directors since March 1999. Mr. Brandon also served as Chief Executive Officer of Domino’s Pizza, Inc. from March 1999 through March 2010.	1999

Mark E. Nunnelly	52	Mr. Nunnelly has been a Managing Director of Bain Capital, LLC, a global investment company, since 1990.	1998

Diana F. Cantor	53	Ms. Cantor has been a Partner with Alternative Investment Management, LLC since January 2010. Ms. Cantor served as a Managing Director with New York Private Bank and Trust from January 2008 through December 2009.	2005

Richard L. Federico	52	Mr. Federico currently serves as Chairman and Co-Chief Executive Officer of P.F. Chang’s China Bistro, Inc. Mr. Federico has been the Chief Executive Officer of P.F. Chang’s China Bistro, Inc. since September 1997 and has been a Director of P.F. Chang’s China Bistro, Inc. since February 1996.	2011

Directors with Terms Expiring in 2013 (Class III Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
J. Patrick Doyle	47	Mr. Doyle has served as President and Chief Executive Officer of Domino’s Pizza, Inc. since March 2010 and as a Director since February 2010. Mr. Doyle had served as President, Domino’s U.S.A. since September 2007 and as an executive at Domino’s Pizza, Inc. since 1997.	2010

James A. Goldman	52	Mr. Goldman has served as President and Chief Executive Officer of Godiva Chocolatier Inc. since 2004. Mr. Goldman was President of the Foods and Beverage Division at Campbell Soup Company from 2001 to 2004.	2010

Gregory A. Trojan	51	Mr. Trojan was appointed Chief Executive Officer at Guitar Center, Inc. in the fourth quarter of 2010. Mr. Trojan served as President and Chief Operating Officer at Guitar Center, Inc. from 2007 until the fourth quarter of 2010. Mr. Trojan served as President and Chief Executive Officer of House of Blues Entertainment, Inc. from 1996 to 2006.	2010

In addition, Robert M. Rosenberg retired from the Company’s Board of Directors on April 28, 2010.

DIRECTOR BACKGROUND INFORMATION

David A. Brandon has served as our Chairman of the Board of Directors since March 1999. Mr. Brandon served as Chairman of the Board and Chief Executive Officer from March 1999 to March 2010. Mr. Brandon was retained by the Company as a Special Advisor from March 2010 to January 2011. Mr. Brandon was President and Chief Executive Officer of Valassis, Inc., a company in the sales promotion and coupon industries, from 1989 to 1998 and Chairman of the board of directors of Valassis, Inc. from 1997 to 1998. Mr. Brandon is currently the Director of Athletics for the University of Michigan and serves on the Boards of Directors of The TJX Companies, Inc., Kaydon Corporation and DTE Energy and also previously served on the Board of Directors of Burger King Corporation and Northwest Airlines.

Andrew B. Balson has served on our Board of Directors since March 1999, serves on the Nominating and Corporate Governance Committee of the Board of Directors and also serves on the Compensation Committee of the Board of Directors. Mr. Balson has been a Managing Director of Bain Capital, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998. Mr. Balson serves on the Boards of Directors of OSI Restaurant Partners, Inc. and FleetCor Technologies, Inc. as well as a number of other private companies. Mr. Balson also previously served on the Boards of Directors of Dunkin’ Brands, Inc., Burger King Corporation and UGS Corp.

Diana F. Cantor has served on our Board of Directors since October 2005, serves as the Chairperson of the Audit Committee of the Board of Directors and also serves on the Nominating and Corporate Governance Committee of the Board of Directors. Ms. Cantor joined Alternative Investment Management, LLC as a Partner in January 2010 and is the Chairman of the Virginia Retirement System, where she also serves on the Audit and Compliance Committee. Ms. Cantor was a Managing Director with New York Private Bank and Trust from January 2008 through the end of 2009. Ms. Cantor served as Executive Director of the Virginia College Savings Plan, the state’s 529 college savings program, from 1996 to January 2008. Ms. Cantor served seven years as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor is also a member of the Board of Directors of Media General, Inc.

J. Patrick Doyle has served as our President and Chief Executive Officer since March 2010 and was appointed to the Board of Directors in February 2010. Mr. Doyle served as President, Domino’s U.S.A. from September 2007 to March 2010, Executive Vice President, Team U.S.A. from 2004 to 2007, Executive Vice President of International from May 1999 to October 2004 and as interim Executive Vice President of Build the Brand from December 2000 to July 2001. Mr. Doyle served as Senior Vice President of Marketing from the time he joined Domino’s in 1997 until May 1999. Mr. Doyle serves on the Board of Directors of G&K Services, Inc.

Richard L. Federico was appointed to our Board of Directors in February 2011. Mr. Federico currently serves as Chairman and Co-Chief Executive Officer of P.F. Chang’s China Bistro, Inc. In December 2000, Mr. Federico was named Chairman of the Board of P.F. Chang’s China Bistro, Inc. Mr. Federico has been the Chief Executive Officer of P.F. Chang’s China Bistro, Inc. since September 1997 and has been a Director of P.F. Chang’s China Bistro, Inc. since February 1996. Mr. Federico also serves on the Board of Directors of Jamba, Inc.

James A. Goldman has served on our Board of Directors since March 2010 and also serves on the Compensation Committee of the Board of Directors. Since 2004, Mr. Goldman has served as president and CEO of Godiva Chocolatier Inc., based in New York City. He was president of the Foods and Beverage Division at Campbell Soup Company from 2001 to 2004. He worked in various executive positions at Nabisco Inc. from 1992 to 2000. Prior to his work at Nabisco Inc., Mr. Goldman was a senior consulting associate at McKinsey & Co. Mr. Goldman served as a member of the Board of Directors at The Children’s Place Retail from 2006 to 2008, on the Compensation Committee. He also served on the Board of Trustees at the YMCA Camps Becket and Chimney Corners in Becket, Massachusetts, from 1992 to 1998.

Vernon “Bud” O. Hamilton has served on our Board of Directors since May 2005, serves as the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors and also serves on the Audit Committee. Mr. Hamilton served in various executive positions for Procter & Gamble from 1966 through 2003.

Mr. Hamilton most recently served as Vice President, Innovation-Research & Development-Global from 2002 through 2003 and served as Vice President of Procter & Gamble Customer Business Development-North America from 1999 to 2001, Vice President of Procter & Gamble Customer Marketing-North America from 1996 through 1998 and President of Eurocos, a wholly-owned subsidiary of Procter & Gamble, from 1994 to 1995.

Mark E. Nunnelly has served on our Board of Directors since December 1998, and also serves on the Compensation Committee of the Board of Directors. Mr. Nunnelly is a Managing Director of Bain Capital, a global investment company. Mr. Nunnelly serves on the Boards of Directors of Dunkin’ Brands, Inc., Warner Music, CHL, Ltd. (Contec) and OSI Restaurant Partners, Inc., as well as a number of private companies and not-for-profit corporations. Mr. Nunnelly also previously served on the Boards of Directors of Houghton-Mifflin Company and UGS Corp.

Gregory A. Trojan has served on our Board of Directors since March 2010 and also serves on the Audit Committee of the Board of Directors. During the fourth quarter of 2010, Mr. Trojan was appointed CEO at Guitar Center, Inc., the leading United States retailer of guitars, amplifiers, percussion instruments, keyboards and pro-audio and recording equipment, based in Westlake Village, Calif. Mr. Trojan previously served as president and chief operating officer at Guitar Center, Inc. from 2007 until 2010. From 1996 to 2006, he was president and CEO of House of Blues Entertainment, Inc. Mr. Trojan served as CEO of California Pizza Kitchen for two years while at Pepsico Inc., and held various positions within Pepsico from 1990 to 1996. Prior to that, he was a consultant at Bain & Company, the Wharton Small Business Development Center and Arthur Andersen & Co. Mr. Trojan has previously served on the Board of Directors at Oakley Inc.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

Domino’s Pizza has a commitment to strong corporate governance practices. These practices provide a framework within which the Company’s Board and management can pursue the strategic objectives of Domino’s Pizza and ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Nominating and Corporate Governance Committee and any changes are recommended to the Board for approval. The Company’s Corporate Governance Principles are posted on the Domino’s corporate and investor website www.dominosbiz.com under the Investors section and are available free of charge upon request from the Company’s Corporate Secretary. The Company’s corporate and investor website (“Investors” section on www.dominosbiz.com) also contains the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, and the Audit Committee Charter. All the referenced charters and the other documents referenced herein are available free of charge upon request from the Company’s Corporate Secretary.

The Corporate Governance Principles and the Charter of the Nominating and Corporate Governance Committee set forth the Company’s policies with respect to Board structure, membership (including nominee qualifications), performance, operations and management oversight. Pursuant to the Corporate Governance Principles, the Board meets quarterly in an executive session and in a non-management executive session. The current discussion leader for executive session is generally Mr. Brandon and the current discussion leader for the independent Director session is generally Mr. Nunnelly. All of the independent Directors meet separately at each quarterly Board meeting.

The entire Board of Directors is engaged in risk management oversight. At the present time the Board has not established a separate committee to facilitate its risk oversight responsibilities. The Board will continue to monitor and assess whether such a committee would be appropriate. In accordance with NYSE listed company rules, the Audit Committee assists the Board of Directors in its oversight of Domino’s Pizza’s company-wide risk management and the process established to identify, measure, monitor, and manage risks, in particular major financial risks. The Board of Directors receives regular reports from management, as well as from the Audit Committee and other standing committees regarding relevant risks and the actions taken by management to adequately address those risks.

The Board believes that a majority of its members should be independent Directors. The Company’s Corporate Governance Principles contain the Company’s standards for director independence. A Director will be designated as independent if he or she: (i) has no material relationship with the Company or its subsidiaries; (ii) satisfies the other criteria specified by NYSE listed company rules; (iii) has no business conflict with the Company or its subsidiaries; and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board. The Board has affirmatively determined that the following Directors are independent under that definition:

Andrew B. Balson

Diana F. Cantor

Vernon “Bud” O. Hamilton

James A. Goldman

Mark E. Nunnelly

Gregory A. Trojan

It is anticipated that the Board of Directors will evaluate the independence of Richard L. Federico at the next scheduled Board meeting.

The Corporate Governance Principles further provide that the Directors are invited and expected to attend the Annual Meeting of Shareholders. All Directors serving at the time attended the 2010 Annual Meeting of Shareholders.

The Company has adopted a Code of Professional Conduct for Senior Financial Officers that applies to all executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer, as well as all of the Company’s other financial officers and other employees with senior financial roles. In addition, the Company has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees that applies to all Directors, officers and employees. The Code of Professional Conduct and the Code of Business Conduct and Ethics are posted on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com). The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Professional Conduct for the Chief Executive Officer, Chief Financial Officer, Corporate Controller or persons performing similar functions, by posting such information on its website.

A total of five meetings of the Board of the Company were held during 2010. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served during the period each served as a Director.

In accordance with NYSE requirements, the Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which are comprised solely of “independent” Directors, as defined by Section 303A of the NYSE listed company rules. Each committee of the Board has designated responsibilities and regularly reports on their activities to the entire Board.

The Company’s current board leadership structure separates the Chairman and Chief Executive Officer roles into two positions. David A. Brandon is the Chairman of the Board and J. Patrick Doyle is the Chief Executive Officer. From March 1999 until March 2010, the Company’s board leadership structure had both positions combined. The Company has determined what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant criteria. After considering these factors, the Company determined that separating the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure. The Chief Executive Officer is responsible for the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for the Board meetings and presides over meetings of the Board. The Company and the Board believe that this is appropriate under current circumstances, because it allows management to make the operating decisions necessary to manage the business, while helping to keep a measure of independence between the oversight function of our Board of Directors and operating decisions. The Company and the Board feel that this provides an appropriate balance of operational focus, flexibility and oversight and support this approach.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Hamilton (Chair) and Balson and Ms. Cantor. The Committee held three meetings in 2010. Each member of the Nominating and Corporate Governance Committee is independent as required under the NYSE listed company rules as discussed above. A Nominating and Corporate Governance Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

The Committee’s functions include assisting the Board in determining the desired qualifications of Directors, identifying potential individuals meeting those qualifications, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, further functions include reviewing the succession planning process for senior management of the Company, reviewing the Corporate Governance Principles, making recommendations to the Board with respect to other corporate governance principles applicable to the Company, recommending Directors to serve on committees, overseeing the determinations of director independence, overseeing the annual evaluation of the Board and management and reviewing Board succession plans.

The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. The Nominating and Corporate Governance Committee may use a paid outside search firm to identify possible directors. In addition to the experiences, qualifications and skills for Directors listed under Proposal One, Director candidates will be evaluated according to the qualifications as set forth in the Board’s Corporate Governance Principles, including:

•	High personal and professional ethics, integrity and values;

•	Possession of a range of talents, skills and expertise to provide sound and prudent guidance with respect to the operations and interests of the Company;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	Ability to devote the time necessary for the diligent performance of the duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;

•	Willingness to represent the long-term interests of all shareholders and objectively appraise management’s performance; and

•	Board diversity and other relevant factors as the Board may determine.

While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying director candidates, the Nominating and Corporate Governance Committee considers diversity in its search for the best candidates to serve on the Board of Directors. The Committee looks to incorporate diversity into the Board through a number of demographics, skills, experiences, including operational experience, and viewpoints, all with a view to identify candidates that can assist the Board with its decision making. The Committee believes that the current Board of Directors reflects diversity on a number of these factors.

The nominees for election at the 2011 Annual Meeting of Shareholders, Andrew B. Balson and Vernon “Bud” O. Hamilton, already serve as Directors of the Company.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2012 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than November 18, 2011, to Adam J. Gacek, Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for Director recommended by a shareholder.

Compensation Committee

The members of the Compensation Committee are Messrs. Nunnelly (Chair), Balson and Goldman. Each member of the Compensation Committee is independent as required under the NYSE listed company rules. The Compensation Committee met four times during 2010 to conduct its required business in accordance with the Compensation Committee Charter. A Compensation Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendations with respect to other executive officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to director compensation, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, making plan administration and compensation decisions under equity compensation plans approved by the Board, administering one or more incentive bonus plans, subject to shareholder approval, that will qualify as compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and implementing and administering such plans.

Audit Committee

The members of the Audit Committee are Ms. Cantor (Chair) and Messrs. Hamilton and Trojan. Each member of the Audit Committee is independent as required under the NYSE listed company rules. The Committee met six times during 2010. The Audit Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

The Board has determined that two of its independent members, Ms. Cantor, and Mr. Trojan, are Audit Committee financial experts under Item 407(d)(5) of Regulation S-K. The Audit Committee’s functions include: (i) providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountants; the Company’s system of internal controls, the internal audit function, the Company’s code of ethical conduct; (ii) retaining and, if appropriate, terminating the independent registered public accountants; and (iii) approving audit and non-audit services to be performed by the independent registered public accountants.

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent public registered accountants are pre-approved. This policy can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services. All such services were pre-approved by the Audit Committee and rendered by PricewaterhouseCoopers LLP for each of the last two fiscal years (dollars in thousands):

	2010	2009
Audit fees(1)	$1,053	$1,102
Audit-related fees(2)	59	95
Tax fees(3)	—	58
All other fees(4)	2	2

Total	$1,114	$1,257

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audits of certain subsidiaries in connection with the Company’s Asset-Backed Securitization Recapitalization completed in 2007 and franchise law requirements and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The amounts also include services related to Sarbanes-Oxley Act compliance.

(2)	Includes fees for services related to the audit of the Domino’s advertising fund subsidiary and discussions concerning financial accounting and reporting standards.

(3)	Includes services rendered for tax compliance, tax advice and tax planning.

(4)	Annual license fee for technical accounting research software.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is governed by a written charter which was adopted by the Company’s Board of Directors and is reviewed annually by the Audit Committee. The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing, financial reporting and internal control practices. The Audit Committee is responsible for, in addition to other activities, the appointment, retention and compensation of the Company’s independent registered public accountants. The Audit Committee has a policy with respect to the pre-approval of non-audit services.

Each member of the Audit Committee is independent as required under the NYSE listed company rules. The Board has determined that two of its independent members, Ms. Cantor and Mr. Trojan, are audit committee financial experts under Item 407(d)(5) of Regulation S-K. The Audit Committee met six times during 2010.

In performing its responsibilities, the Audit Committee, in addition to other activities: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards Section 380 (Communication With Audit Committees); and (iii) received the letter from PricewaterhouseCoopers LLP required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on these reviews, discussions and activities, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2010 for filing with the Securities and Exchange Commission.

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the reappointment, subject to shareholder ratification, of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company.

Respectfully submitted,

Audit Committee

Diana F. Cantor, Chairperson

Vernon “Bud” O. Hamilton

Gregory A. Trojan

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the Securities and Exchange Commission) with respect to the persons believed by the Company to own beneficially more than 5% of the outstanding common stock, par value $0.01 per share, of the Company as of December 31, 2010:

	Common Stock, par value $.01 per share
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percentage of Class
Cedar Rock Capital Limited(1) 110 Wigmore Street London W1U 3RW United Kingdom	5,635,363	9.4%
MSD Capital, L.P.(2) 645 Fifth Avenue, 21st Floor New York, New York 10022	4,743,829	7.9%
S.A.C. Capital Investors, L.P.(3) 72 Cummings Point Rd. Stamford, Connecticut 06902	3,190,753	5.3%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	3,022,409	5.0%

(1)	Beneficial ownership, right to vote and right to dispose of the shares is shared between Cedar Rock Capital Limited and Andrew Brown.

(2)	Shares held of record and beneficially owned by MSD Torchlight, L.P. and Kiralexa Holdings, Ltd. MSD Capital, L.P. is the general partner of, and may be deemed to beneficially own securities owned by, MSD Torchlight. MSD Capital Management LLC is the general partner of, and may be deemed to beneficially own securities owned by, MSD Capital. Kiralexa Investment Corporation is the general partner of, and may be deemed to beneficially own securities owned by, Kiralexa Holdings. Michael S. Dell ultimately controls, and may be deemed to beneficially own securities owned by, MSD Capital Management and Kiralexa Investment Corporation.

(3)	Pursuant to an investment management agreement, S.A.C. Capital Advisors, L.P. maintains investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC and S.A.C. MultiQuant Fund, LLC. S.A.C. Capital Advisors Inc. is the general partner of S.A.C. Capital Advisors, L.P. Pursuant to an investment management agreement, Sigma Capital Management, LLC maintains investment and voting power with respect to the securities held by Sigma Capital Associates, LLC. Mr. Steven A. Cohen controls each of S.A.C. Capital Advisors, Inc. and Sigma Capital Management, LLC. Each of (i) S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc. and Mr. Cohen may be deemed to beneficially own 1,440,753 shares of the Company’s common stock and (ii) Sigma Capital Management, LLC and Mr. Cohen may be deemed to beneficially own 1,750,000 shares of the Company’s common stock.

(4)	Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 61,167 shares of the Company’s common stock as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

The foregoing information is based upon Schedule 13G reports or amendments filed with the Securities and Exchange Commission (the “SEC”) by the above beneficial owners in 2010 and 2011, with respect to their holdings of the common stock of Domino’s Pizza, Inc. as of December 31, 2010 (or such other date specified above).

Security Ownership of Management

The following table sets forth, as of January 2, 2011, information with respect to the Company’s common stock, par value $.01 per share, owned beneficially by each Director, by each nominee for election as a Director of the Company, by the Executive Officers named in the Summary Compensation Table starting on page 26 of this Proxy Statement and by all Directors and Executive Officers as a group, listed on Annex B:

Name of beneficial owner	Amount and nature of beneficial ownership(1) (2)	Percent of class
J. Patrick Doyle(4)	914,562	1.5%
Wendy A. Beck	10,000	*
Michael T. Lawton(6)	344,694	*
Russell J. Weiner	171,641	*
Scott R. Hinshaw(5)	156,822	*
Kenneth B. Rollin	144,606	*
David A. Brandon(3)	2,178,802	3.6%
Andrew B. Balson	52,243	*
Diana F. Cantor	61,750	*
James A. Goldman	18,000	*
Vernon “Bud” O. Hamilton	75,500	*
Mark E. Nunnelly	191,432	*
Richard L. Federico	—	*
Gregory A. Trojan	6,000	*
All Directors and executive officers as a group (20 persons)	5,800,155	9.6%

*	Less than 1%.

(1)	Includes options exercisable within 60 days following January 2, 2011.

(2)	Includes restricted stock and performance shares granted prior to January 2, 2011.

(3)	Includes 57,340 shares of non-voting common stock, 459,999 shares of non-voting common stock that can be acquired upon the exercise of outstanding options and 35,000 shares of common stock held by The David A. Brandon Foundation.

(4)	Includes 166,666 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(5)	Includes 11,666 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(6)	Includes 18,000 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

The information with respect to beneficial ownership is based upon information furnished by each Director, nominee or Executive Officer, or information contained in filings made with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain executive officers and persons who own more than 10% of Domino’s Pizza, Inc. common stock to file initial reports of ownership and reports of changes in ownership of Domino’s Pizza, Inc. common stock with the Securities and Exchange Commission and the NYSE. The Company assists its Directors and certain executive officers in completing and filing those reports. Domino’s is required to disclose in its proxy statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its Directors, executive officers and shareholders who own more than 10% of Domino’s Pizza, Inc. common stock were complied with during the last completed fiscal year.

PROPOSAL TWO: AMENDMENT TO DOMINO’S PIZZA, INC. EMPLOYEE STOCK PAYROLL DEDUCTION PLAN

Overview

The Company is seeking shareholder approval of an amendment to the Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan (the “ESPDP”). On February 23, 2011, upon the recommendation of our Compensation Committee, the Board of Directors approved an amendment to the ESPDP (the “Amended ESPDP”) to increase the number of shares of common stock authorized for issuance under the ESPDP from 1,000,000 shares to 1,500,000 shares.

Description of the Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan

The following paragraphs provide a summary of the principal features of the Amended ESPDP. The summary is qualified in its entirety by reference to the complete text of the Amended ESPDP, which is attached hereto as Annex A. The Amended ESPDP, as amended by this proposal, will differ from the current ESPDP only in that the maximum number of shares to be reserved for issuance under the Amended ESPDP will increase from 1,000,000 to 1,500,000.

The ESPDP is designed to encourage and assist our employees in acquiring an equity interest in the Company through the purchase of shares of common stock at a discounted price. The ESPDP gives eligible employees the option to purchase shares of common stock through payroll deductions (which may not exceed 15% of an employee’s compensation per payroll period) at 85% of the fair market value of the Company’s common stock as of the applicable purchase date, which is the last business day of each calendar month. The ESPDP limits the number of shares of common stock available to be purchased in any Option Period (as defined in the ESPDP) to $25,000 divided by the fair market value of a share of common stock on the first day of an Option Period. All common stock purchased under the ESPDP is subject to a one-year holding period from the purchase date before participants are able to sell or transfer the shares.

Generally, our employees, including executive officers, who are active employees as of 60 days prior to the start of the first day of an Option Period and who are regularly scheduled to work twenty hours per week are eligible to participate in the ESPDP. Such participation is on a purely voluntary basis. The Company’s Directors are not eligible to participate in the ESPDP. The total number of employees eligible to participate under the ESPDP is approximately 6,100.

The benefits to be received by the Company’s executive officers and employees as a result of the proposed amendment to the ESPDP are not currently determinable, as they will depend on the actual purchase price of the Company’s common stock in future offering periods, the market value of the Company’s common stock on various future dates, the amount of elective participant contributions and similar factors. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the share increase for which shareholder approval is sought under this proposal. For illustrative purposes, the following table sets forth, as to the individuals listed below, (i) the number of shares of common stock that were purchased during the last fiscal year under the ESPDP and (ii) the weighted average price per share paid for such shares of common stock.

Name and Position	Number of Shares Purchased	Weighted Average Purchase Price ($)
David A. Brandon	2,983.293	$9.61
J. Patrick Doyle	2,983.295	$10.30
Michael T. Lawton	618.143	$10.58
Wendy A. Beck	—	—
Russell J. Weiner	—	—
Scott R. Hinshaw	—	—
Kenneth B. Rollin	2,983.295	$10.39
All Executive Officers as a group (13 persons)	19,122.70	$10.37
Non-Executive Employees as a group (322 persons)	90,794.250	$11.01

Our Board believes that it is in our best interests to encourage stock ownership by our employees and the ESPDP is an important benefit in recruiting and retaining employees. As of January 2, 2011, there were an aggregate of 390,693 shares available for future awards under the ESPDP. Our Board believes that it is necessary to adopt the Amended ESPDP in order to ensure that there are sufficient shares for all common stock purchases under the Amended ESPDP.

If our stockholders do not approve the Amended ESPDP, the existing ESPDP, excluding the proposed increase in shares available for issuance there under will remain in effect. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE

AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE

EMPLOYEE STOCK PAYROLL DEDUCTION PLAN FROM 1,000,000 SHARES TO 1,500,000 SHARES

EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s fiscal 2010 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Compensation Committee

Mark E. Nunnelly, Chairman

Andrew B. Balson

James A. Goldman

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Domino’s Pizza’s mission statement is “Exceptional team members and franchisees on a mission to be the best pizza delivery company in the world.” To fulfill this mission, the Compensation Committee of the Board of Directors believes that Domino’s must recruit and retain capable and high-performing executives. The Company completed a historically profitable year. The following table illustrates the Company’s growth in fiscal 2010 in terms of revenues, segment income (as disclosed in Note 11 to the Company’s consolidated financial statements for the fiscal year ended January 2, 2011), income from operations and stock price relative to performance in fiscal 2009 and fiscal 2008.

	2010 ($ in millions, except stock price)	2009 ($ in millions, except stock price)	2008 ($ in millions, except stock price)	Change from 2008 to 2010 (%)
Revenues	$1,570.9	$1,404.1	$1,425.1	10.2%
Segment Income	$265.5	$233.5	$220.2	20.6%
Income from Operations	$227.7	$189.5	$195.0	16.8%
Stock Price per Share at Fiscal Year End	$15.95	$8.38	$4.38	264.2%

Performance during fiscal 2010, and for the three-year period ending with fiscal 2010, demonstrated improved financial results and a corresponding growth in the Company’s stock price.

The Compensation Committee uses total direct compensation, consisting of annual base salary, annual performance incentive and long-term compensation, as the primary components of compensation for the named executive officers. The Compensation Committee places a significant focus on performance-based compensation, resulting in a target percentage for performance-based compensation for each named executive officer being of at least 60% of their respective total direct compensation. For the Chief Executive Officer, the Compensation Committee places more emphasis on the performance-based components of total direct compensation, so that the total direct compensation is targeted generally to be 80% performance-based compensation. The primary focus on performance-based compensation rewards strong financial performance and aligns the interests of the named executive officers with the Company’s stockholders.

Other aspects of our compensation program are intended to further align our executives’ interest with stockholders. These include:

•	Stock ownership guidelines that more closely align executives’ interests with those of stockholders;

•	No required tax gross-ups on income associated on payments made in connection with a change of control; and

•	No special or supplemental pension, health or death benefits for current named executive officers.

Overview

The Compensation Committee of the Board of Directors, or the Compensation Committee, is responsible for determining the compensation of the executive officers and administering the plans in which the executive officers, the Directors and the Company’s other employees participate. The goal of the Company’s compensation system is to attract, motivate and retain talented individuals to help Domino’s Pizza attain the Company’s business goals and objectives. Domino’s Pizza is committed to achieving long-term, sustainable growth and increasing shareholder value. The Domino’s Pizza compensation programs for executive officers are designed to maintain these commitments and encourage strong financial performance on an annual and longer-term basis. The principal elements of the total compensation for the Chief Executive Officer and other named executive officers are annual base salary, annual performance incentives, long-term compensation consisting of stock options, performance shares and restricted stock, as well as certain perquisites and other benefits.

Compensation Process and Philosophy

The Compensation Committee uses total direct compensation, consisting of annual base salary, annual performance incentive and long-term compensation, as its measurement when it determines the level and components of compensation for the named executive officers. In order to maintain the effectiveness of the Company’s current executive compensation structure, the Compensation Committee annually reviews the reasonableness of executive compensation levels using professional compensation consultants, currently Towers Watson & Co. (“Towers”), as well as public information about comparable companies within the Company’s industry, and evaluates it in light of individual performance as well as the Company’s growth and profitability. In making such determinations, the Compensation Committee reviews the nature and scope of each executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee attempts to set levels of salary, annual performance incentives, and other compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment.

Total Direct Compensation

The Compensation Committee used total direct compensation as its measurement when it determined the level and components of compensation for each of the Chief Executive Officer, the Chief Financial Officer, the former Chief Executive Officer, the former Chief Financial Officer and the three other executive officers of Domino’s Pizza, Inc. who were the most highly compensated for 2010. The Company collectively refers to these executive officers throughout this section as the “named executive officers.” The Compensation Committee conducted a review of the total direct compensation of the named executive officers of Domino’s Pizza using data provided by Towers, the compensation consultants retained by the Compensation Committee. For the named executive officers, except for the Chief Executive Officer and the former Chief Executive Officer, the Compensation Committee used the following three components in establishing total direct compensation; (i) annual base salary, (ii) annual performance incentives and (iii) long-term compensation, in the form of equity grants, consisting of stock option grants and performance share grants. For the named executive officers except for the Chief Executive Officer, the Compensation Committee targets their total direct compensation to be allocated equally between 33% annual base salary, 33% annual performance incentive and 34% long-term compensation.

For the Chief Executive Officer, the Compensation Committee places more emphasis on the performance-based components of total direct compensation, the annual performance incentive and long-term compensation, in the form of stock option grants and performance share grants, so that the Chief Executive Officer’s total direct compensation is targeted generally to be allocated as 20% annual base salary, 35% annual performance incentive and 45% long-term compensation. In addition, the former Chief Executive Officer also received a portion of his long-term compensation in the form of restricted stock grants. The Compensation Committee believes that the proportion of the Chief Executive Officer’s performance-based compensation as a component of total direct compensation should be greater than that of the Chief Executive Officer’s annual salary because performance-based compensation serves to align the Chief Executive Officer’s interest with the interests of the Company’s shareholders. For 2010, the amount of annual performance incentive indicated in the Summary Compensation Table as earned by the named executive officers is greater than the respective stated target percentage due to overachievement by the Company in relation to the Amended Domino’s Pizza Senior Executive Annual Incentive Plan (the “Amended 162(m) Plan”) as further described below.

Components of Total Compensation

Annual Base Salary. The Compensation Committee annually reviews and approves the base salaries of the named executive officers, including the Chief Executive Officer. In making these determinations, the Compensation Committee considers various factors such as the peer group median base salary, the executive’s employment agreement with the Company, the executive’s individual performance, responsibilities, leadership, years of experience, the performance of the Company with respect to the annual performance incentive measurement, and total direct compensation package. For 2010, the base salaries for the named executive officers, excluding the Chief Executive Officer, ranged from 92% to 104% of the peer group median base salary. Such peer group is more fully described below in the section titled “Benchmarking and Peer Group.”

Annual Performance Incentives. Unless otherwise stated, the following section describes the annual performance incentive for fiscal 2010 for all of the named executive officers of the Company. For the Chief Executive Officer and the former Chief Executive Officer, Messrs. Doyle and Brandon, the annual performance incentive target was 200% of their respective annual base salary. For the Chief Financial Officer, Mr. Lawton, the former Chief Financial Officer, Ms. Beck, the Executive Vice President and Chief Marketing Officer, Mr. Weiner, the Executive Vice President of Franchise Operations and Franchise Development, Mr. Hinshaw, the annual performance incentive target was 100% of their respective annual base salary. For the Executive Vice President and General Counsel, Mr. Rollin, the annual performance incentive target was 50% of his annual base salary. The Compensation Committee approved annual performance incentives for the named executive officers, based on whether the pre-approved incentive targets were met. The Compensation Committee may revise the established performance criteria and establish new performance criteria at their discretion.

In 2010, the Compensation Committee, Board of Directors and shareholders approved the Amended 162(m) Plan. The Amended 162(m) Plan allows the Compensation Committee flexibility in establishing the annual participants, performance measures, performance periods and performance targets, including minimum and maximum annual payment thresholds. This maximum annual threshold will not exceed $5,000,000 per participant. In addition, the Compensation Committee made awards under the Amended 162(m) Plan for 2010 (the “2010 Awards”) to the named executive officers, including the Chief Executive Officer.

The Compensation Committee established the following features of the 2010 Awards for the named executive officers, including the Company’s Chief Executive Officer: (i) an annual performance period measured at the end of fiscal 2010; (ii) a potential mid-year payment of 50% of an individual’s annual performance incentive target only if the Company exceeds its performance target for the first two fiscal quarters of 2010 which would reduce a named executive officer’s annual performance incentive payment by a corresponding amount; (iii) no year-end payment to a named executive officer unless 85% of the annual performance target is attained; (iv) each named executive officer receives two-thirds of one percent (2/3%) of a specified percentage of his or her base salary for every one-tenth of one percent (0.1%) that actual performance exceeds 85% of the annual performance target; and (v) named executive officers will be eligible to receive payments in excess of 100% of their annual performance incentives if the Company achieves greater than 100% of the annual performance target in accordance with the payment scale and the maximum award amount of $5,000,000 per participant.

The measurement of such performance used segment income as defined by the Company under Accounting Standards Codification 280 (“ASC 280”), formerly Statement of Financial Accounting Standards No. 131 (“SFAS 131”) with certain adjustments (“Performance Measure”) and it was uniform for all the Company’s named executive officers. In 2010, in accordance with Section 162(m), the Compensation Committee approved a financial measurement based on segment income as used in the Company’s financial reporting that includes all of the Company’s segments in part to comply with the requirements of Section 162(m). Specifically, this means that to determine the amounts of awards, if any, to be paid to the named executive officers, for 2010, the Compensation Committee used segment income for 2010 with certain adjustments, which were established by the Compensation Committee in February of 2010, upon which achievement of the performance targets was calculated. The Compensation Committee determined that using segment income with certain adjustments as the basis for financial targets upon which incentive targets for the Amended 162(m) Plan were set was appropriate in 2010 because the Compensation Committee believes this measure is a reliable barometer for overall success of the Company as well as being similar to the measure used for other employees of the Company who are not named executive officers.

For illustrative purposes, assume a named executive officer had an annual base salary of $100,000 per year and was eligible for an annual performance incentive of 100% of his or her annual salary. Further assume that the Company had an annual performance target of $10,000,000. The Compensation Committee determined that the annual performance result was $10,100,000 or 101.0% achievement of the annual performance target and that the Company exceeded its performance target for the first two fiscal quarters. In such a situation, the Company would pay the named executive officer 106.67% of his or her annual performance incentive, or $106,670. Additionally, 50%, or $50,000, of the named executive officer’s annual performance incentive (“Mid-Year Payment”) would be paid subsequent to the second fiscal quarter in conjunction with the Company exceeding its performance target for the first two fiscal quarters. Such Mid-Year Payment is not subject to forfeiture if the Company does not achieve the annual performance target.

The specific incentive targets were intended to reward outstanding financial performance by the Company. The performance targets were set to be aggressive, yet realistic to sufficiently motivate executive performance. At its December 2009 meeting, the Compensation Committee established the annual performance target for 2010 as $236.0 million of adjusted segment income, as detailed above. In the past seven years, the executives have achieved the following percentages of annual performance incentives; 100.7% for fiscal 2004, 132.0% for fiscal 2005, 69.0% for fiscal 2006, 0.0% for both fiscal 2007 and fiscal 2008, 100.0% for fiscal 2009 and 183.4% for fiscal 2010. Given that the Company paid no annual performance incentive to its executives for fiscal 2007 and fiscal 2008, the Company believes that the annual performance incentive structure for executives, while certainly possible and aspirational in nature, was relatively difficult to achieve. Due to the fact that the financial results in 2010 included the largest segment income increase in the Company’s last ten fiscal years and the largest annual segment income in the Company’s history, the percentage of annual performance incentive payouts for 2010 were the largest in the Company’s last ten fiscal years. In addition, the annual performance targets set by the Compensation Committee were based on the Company’s performance as a whole. Therefore, the likelihood of each named executive achieving his or her annual performance incentive was equal.

The specific incentive targets established by the Compensation Committee take into account a variety of factors including certain plans, programs, raw material pricing and discounts, including long-term supply contracts, product pricing and discounts, volume predictions, marketing plans and expenses, domestic and international store count projections, product initiatives and other meaningful information.

All of the named executive officers, except Mr. Hinshaw, have employment agreements that outline certain provisions of his or her annual performance incentive and the other provisions are contained in the Amended 162(m) Plan, which is governed by Section 162(m) of the Internal Revenue Code of 1986, as amended, is described below in the section titled “Tax and Accounting Considerations.”

For 2010, the Compensation Committee determined that the annual performance target had been achieved to 112.5% of the annual performance target and, in accordance with the payout provisions of the Amended 162(m) Plan, each of the named executive officers received 183.4% of his or her annual performance incentive, except for the former Chief Executive Officer and the former Chief Financial Officer, each of whom received a partial annual performance incentive based on their respective employment dates. The Compensation Committee believes that the annual performance target it set for 2010 was appropriately aggressive in the macroeconomic environment.

Long-Term Compensation. The Compensation Committee believes that an equity component of named executive officer compensation serves to align the named executive officers’ interests with creating shareholder value. To that end, the Compensation Committee provides and maintains long-term equity incentive programs consisting of an equity incentive plan. In 2010, the Compensation Committee continued its use of performance shares as a vehicle for long-term compensation. Performance share awards are full value awards that consist of Domino’s Pizza, Inc. common stock with both time-based and performance-based vesting conditions that generally vest over three years in three separate vesting tranches. Each vesting tranche has its own performance-based vesting condition that is established annually by the Compensation Committee. The performance-based vesting condition for the performance shares granted through fiscal 2010 was the achievement of above 85% of the performance target for each respective vesting tranche. If the achievement of above 85% of the performance target occurs, each respective vesting tranche vests 100% and if the achievement of above 85% of the performance target does not occur, each respective vesting tranche is cancelled and forfeited. The performance shares do not contain a provision for partial vesting or vesting in excess of 100% of target shares. All unvested performance shares are canceled upon termination of the named executive officer’s employment, except in certain circumstances such as death and qualified retirement. The specified service and age requirements for qualified retirement are 10 years of service and 55 years of age. Upon, the achievement of the qualified retirement requirements, in the event a named executive officer’s employment is terminated, the performance shares will continue to be eligible to vest upon the achievement of the applicable performance criteria.

The Compensation Committee believes that performance shares align with peer group practices to provide a diversified equity compensation strategy. Performance shares also provide additional retentive value, particularly during the recent macroeconomic environment that has significantly impacted the retentive value of stock options. Recipients of performance shares do not receive a benefit from performance shares unless the Company achieves the applicable performance goal and receive incremental benefits as the market price of the Company’s common stock increases. Participation in the Company’s equity incentive programs accomplishes the objective of linking each named executive officer’s opportunity for financial gain to increases in shareholder wealth, as reflected by the market price of the Company’s common stock.

In 2010, the Compensation Committee continued its use of stock options as an additional vehicle for long-term compensation. Recipients of stock option grants do not receive a benefit from stock options unless and until the market price of the Company’s common stock increases or from potential anti-dilution payments made in connection with mandatory stock option payments, including those that may be made in connection with the declaration of a dividend, as more fully described below.

The Compensation Committee has the authority to issue equity awards under the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “2004 Plan”), which was adopted in 2004, to all eligible team members.

Awards to the Chief Executive Officer and other named executive officers are also presented to the Board of Directors by the Compensation Committee and are ratified by the Board of Directors. Under the 2004 Plan, the Compensation Committee may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, stock deliverable on a deferred basis, performance share awards, and cash payments intended to defray the cost of awards. The 2004 Plan also limits the maximum number of shares for which awards may be granted to any participant in any year to 1,000,000 shares per participant. The limit on shares available under the 2004 Plan, the individual limits, and other award terms are subject to adjustment to reflect stock splits or stock dividends, combinations, and certain other events. The 2004 Plan also includes provisions concerning the treatment of awards upon the termination of service of an individual employee, and in the case of a change of control of the Company, merger or similar corporate transaction by the Company.

In 2010, the Compensation Committee made awards under the 2004 Plan to each of the named executive officers. Beginning in 2009, stock options awarded under the 2004 Plan have a maximum term of ten years and vest ratably over three years, and vested options are exercisable for a limited period of time after termination of the executive officer’s employment, except under certain circumstances including death and qualified retirement. Stock options awarded prior to 2009 under the 2004 Plan had the same terms as stock options granted in 2010 except those stock options generally vested ratably over five years. The Compensation Committee determined that a three-year vesting period was more closely aligned with industry standards and appropriate for the Company to continue to compete for the highest quality talent. All options awarded under the 2004 Plan are granted with an exercise price equal to the closing price of Domino’s Pizza, Inc. common stock on the grant date of the award.

In February 2009, the Compensation Committee approved the amendment of existing stock option agreements issued under the 2004 Equity Incentive Plan and all future stock option agreements issued under the 2004 Equity Incentive Plan. These amendments provide for accelerated vesting and extended exercise periods upon the retirement of option holders who have achieved specified service and age requirements. For employees, the specified service and age requirements are 10 years of service and 55 years of age. For Directors, the specified service and age requirements are 5 consecutive years of service and 55 years of age. Upon, the achievement of the requirements, all outstanding unvested options will vest upon such qualified retirement and remain exercisable through the original term of the option grant.

In 2007, the Company’s Board of Directors adopted a dividend equivalent rights policy. A majority of the Company’s currently outstanding vested and unvested stock options are held by the Company’s management. Therefore a dividend equivalent rights policy aligns the interests of both shareholders and management by allowing for both groups to be rewarded in the event of the declaration of a dividend. Without this dividend equivalent rights policy, management and other option holders may be unfairly impacted by the payment of dividends through the loss of equity value. Additionally, by adding a dividend equivalent rights policy to the Company’s stock options, the stock options become a reward for total shareholder return instead of stock price growth alone. Consequently, stock options held by management that receive dividend equivalent rights mirror the rights and interests of the Company’s common shareholders. Therefore, when the Board of Directors considers the declaration of a dividend and the application of the dividend equivalent rights policy; the interests of management, the Board of Directors and the shareholders remain aligned.

Other Elements of Compensation

Employee Stock Payroll Deduction Plan. The Company maintains the ESPDP, adopted in July 2004, to provide employees, including named executive officers, with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price. The ESPDP is a qualified plan under Internal Revenue Code §423. Such shares of the Company’s common stock purchased under the ESPDP have a one-year holding period requirement before team members can sell the shares. The Compensation Committee believes the ESPDP is an attractive benefit that assists the Company in retaining key employees, securing new qualified employees and providing incentives for employees to work towards achieving the Company’s key objectives because it gives employees access to the Company’s equity at a favorable price.

Retirement Benefits. The Company does not maintain a defined benefit pension plan. The only current retirement benefit obligation of the Company is the continued medical coverage for David A. Brandon and his spouse during their lifetime.

Deferred Compensation. The Company maintains a nonqualified elective deferred compensation plan, or the DCP, which is available to its named executive officers and select senior management. Deferred amounts under the DCP are invested in mutual funds or other investments available under the DCP. The Company does not provide an employer match for amounts deferred in the DCP. The DCP is described more fully below.

Perquisites. The Company makes a limited amount of perquisites available to its executive officers, all of which are detailed, in the case of our named executive officers, in the footnotes to the Summary Compensation Table below. Each participating executive officer is reimbursed for expenses related to the completion of an annual comprehensive physical for themselves and their spouse. Additional information regarding perquisites provided to named executive officers is set forth in the Summary Compensation Table in this Proxy Statement.

Certain Other Benefits. The Company also maintains a benefits program comprised of retirement income and group insurance plans. The objective of the program is to provide the named executive officers and certain other full-time team members with reasonable and competitive levels of benefits for the four contingencies (retirement, death, disability and illness), which will interrupt the eligible employee’s employment and/or income received as an active employee. The retirement program consists of two savings plans: (i) a tax-qualified 401(k) savings plan and (ii) a non-qualified deferred compensation plan (the DCP referenced above). The 401(k) savings plan is open to all employees age 21 or older who have also worked at least 1,000 hours for the Company. The Company provides a match on employee 401(k) contributions equal to 100% on the first three percent (3%) contributed by employees into their 401(k) funds and 50% on each of the fourth and fifth percent (4% and 5%) of employee 401(k) contributions. The non-qualified deferred compensation plan is offered to select senior management, including all named executive officers.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that cover all full-time employees. All executive officers are provided reimbursement for payroll contributions when participating in the umbrella insurance policy and were provided reimbursement for payroll contributions when participating in the long-term disability plan through March 2008.

Compensation for Chief Executive Officer

J. Patrick Doyle was named President and Chief Executive Officer of the Company on March 8, 2010 and was also appointed to the Board of Directors of the Company on February 25, 2010. Mr. Doyle previously served as President, Domino’s U.S.A., Executive Vice President of Team U.S.A. and Executive Vice President of International, as well as other senior management roles since joining the Company in August of 1997.

Mr. Doyle entered into an employment agreement that terminates on February 25, 2013. This employment agreement provides for him to receive an annual salary of $750,000. The employment agreement also grants Mr. Doyle an annual allotment of 35 hours of personal use of the Company’s corporate aircraft during the term of the agreement at no charge to Mr. Doyle to address bona fide business-oriented security concerns. For any personal use hours over the allotted 35 hours per year, Domino’s has a time-sharing agreement with Mr. Doyle that requires him to reimburse the Company for such personal use of the Company’s corporate aircraft pursuant to a statutory formula. The employment agreement also provides that Mr. Doyle be eligible for an annual performance incentive that is targeted at 200% of his annual base salary, but is not guaranteed, upon the achievement of the annual performance target, the actual amount of which being based on the Company’s achievement of performance target measures under the Amended 162(m) Plan.

As stated above, Mr. Doyle’s annual performance incentive is governed by the Amended 162(m) Plan. Mr. Doyle has the opportunity to earn an annual performance incentive consisting of a cash payment based upon the Company’s performance. The Compensation Committee approves annual performance incentives for Mr. Doyle, based on whether the pre-approved incentive targets were met. The Compensation Committee may revise the established performance criteria and establish new performance criteria at their discretion.

The Compensation Committee determined that using segment income with certain adjustments as the basis for financial targets upon which incentive targets for the Amended 162(m) Plan were set was appropriate in 2010 because this is an accurate measure of the operational results of the Company, is a primary measure used by management to internally evaluate operating performance and determine future performance targets and long range planning, as well as being the same measure used for the annual performance incentive for the other executive officers, including the other named executive officers and similar to the measure used for other employees of the Company who are not executive officers.

Upon appointment to President and Chief Executive Officer, Mr. Doyle was awarded, as approved by the Board of Directors, long-term compensation in the form of an equity grant under the 2004 Plan consisting of; (i) a stock option grant of 250,000 shares on February 25, 2010, with a three-year graded vesting period, a ten-year life and an exercise price equal to the closing price on the day of the grant, and (ii) performance share grant of 75,000 shares on February 25, 2010 that vest equally over three years in separate tranches. These performance shares have the same terms and conditions as those described above in the long-term compensation section. Awards under the Company’s 2004 Plan in the form of stock options and performance shares are designed to reward demonstrated leadership, motivate future superior performance, align the interests of the Chief Executive Officer with the shareholders and to retain the Chief Executive Officer.

The Compensation Committee believes that Mr. Doyle’s compensation is appropriate in relation to his experience, skills, past performance and market data. For peer group surveys, in December 2009, Towers provided an Executive Officer Compensation Study (the “2009 Study”) to the Compensation Committee that combined peer group data and published surveys. In the 2009 Study, the median annual base compensation for chief executive officers (the “2009 CEO Median”) was $890,000. The Compensation Committee considered the results of this Study when it determined to set Mr. Doyle’s annual base salary at $750,000 per year or 84.3% of the 2009 CEO Median. In December 2010, Towers provided an Executive Officer Compensation Study (the “2010 Study”) to the Compensation Committee that combined published surveys from general business industry and the quick service restaurant industry. In the 2010 Study, the median annual base compensation for chief executive officers (the “CEO Median”) was $925,000. The Compensation Committee considered the results of the 2010 Study when it determined to increase Mr. Doyle’s annual base salary to $800,000 per year or 86.5% of the CEO Median and increase the target value of Mr. Doyle’s long-term incentive compensation in the form of an equity award from 200% of annual base salary to 250% of annual base salary, effective March 1, 2011. The 2009 Study and 2010 Study are described in more detail below in the section titled “Benchmarking and Peer Group.”

The Compensation Committee believes that Mr. Doyle’s initial annual base salary and current annual base salary are appropriate annual base salaries for the Chief Executive Officer, at a rate below the CEO Median because of Mr. Doyle’s relative experience as a Chief Executive Officer. The Compensation Committee will continue to evaluate Mr. Doyle’s performance as Chief Executive Officer and make any further necessary adjustments. In addition, while Mr. Doyle’s annual base salary is below the CEO Median, his annual performance incentive target and long-term compensation is at or above the market data detailed in the Study which brings his total direct compensation above the market median. Mr. Doyle’s opportunities to increase his future compensation depend on the Company’s future performance and the competitive pay practices of comparable positions within the food-service industry.

The Compensation Committee believes Mr. Doyle’s compensation package effectively links shareholder and financial performance to Mr. Doyle’s total direct compensation through the use of long-term awards and cash compensation that is based, in part, on Company performance. With respect to financial performance, the Company’s global retail sales, defined as total worldwide retail sales at Company-owned and franchise stores, have increased to approximately $6.3 billion in 2010, Mr. Doyle’s first year as Chief Executive Officer, and segment income was $265.5 million in 2010. As it relates to an increase in shareholder value, the price of the Company’s common stock increased approximately 27.1% from the date Mr. Doyle became CEO through March 14, 2011. Additionally, the Company’s financial results in 2010 included the largest segment income increase in the Company’s last ten fiscal years and the largest annual segment income in the Company’s history. The Compensation Committee has continued the Company’s practice of using performance-based awards for equity compensation to named executive officers, consisting of stock options and performance shares. The philosophy behind this practice is that stock options and performance shares require increased Company financial performance in order to earn the Chief Executive Officer long term compensation.

On March 7, 2010, David A. Brandon relinquished his role as Chief Executive Officer and began his service as Special Advisor to the Chief Executive Officer which continued until January 2011. For his service as Special Advisor, Mr. Brandon received a monthly salary of $25,000 beginning April 1, 2010 and continuing through January 2011. Additionally, Mr. Brandon will receive an annual allotment of 35 hours of personal use of the Company’s corporate aircraft through the end of 2011. Mr. Brandon received a pro rata portion of his 2010 annual performance incentive, in accordance with the provisions of the Amended 162(m) Plan, for the period ending March 31, 2010 as measured for the Company’s 2010 fiscal year and described above. On January 4, 2010, the Board of Directors awarded Mr. Brandon, in accordance with his Amended and Restated Employment Agreement, an equity grant consisting of (i) 100,000 stock options and (ii) 25,000 shares of restricted stock. The stock options have an exercise price equal to the closing price on the day of the grant, a one-year cliff vesting period and a three-year life and the shares of restricted stock have a one-year cliff vesting period. Mr. Brandon will continue to serve as a Director for the remainder of his elected term and as Chairman of the Board of Directors.

Benchmarking and Peer Group

The Compensation Committee has commissioned several peer group and market surveys, including the 2009 Study and 2010 Study described above, for a review of Chief Executive Officer and other named executive officer compensation at the Company’s peer group. The Compensation Committee evaluates executive compensation by measuring the total direct compensation of the Chief Executive Officer and other executive officers against benchmarks of comparable companies. The Compensation Committee targeted the annual Chief Executive Officer’s salary for Mr. Doyle to be between 80% and 90% of the market median for the Company’s peer group and total direct compensation for Mr. Doyle to be above the market median for the Company’s peer group based on the industry, financial performance and characteristics of the peer group companies. The Compensation Committee believes it is appropriate to compensate Mr. Doyle at this rate as a newly appointed Chief Executive Officer with a significant level of operational experience in the industry in which the Company competes and has served in an executive capacity at the Company for more than 12 years. The Compensation Committee targeted the annual salary for the other named executive officers to be between 90% and 110% of the market median for the Company’s peer group and total direct compensation for the other named executive officers to be above the market median for the Company’s peer group.

For the 2009 Study, the Company selected the following companies to include in its peer group: The Pantry, Inc., Autozone, Inc., Darden Restaurants, Inc., Brinker International, Inc., Jack in the Box Inc., CBRL Group, Inc., Wendy’s/Arby’s Group, Inc., Burger King Corporation, CKE Restaurants, Inc., DineEquity, Inc., Ruby Tuesday, Inc., Papa John’s International, Inc., Denny’s Corporation, Panera Bread Company and CEC Entertainment, Inc. For the 2010 Study, the Company selected the following companies from the 2009 Study to include in its peer group: Darden Restaurants, Inc., Brinker International, Inc., Jack in the Box Inc., CBRL Group, Inc., Wendy’s/Arby’s Group, Inc., DineEquity, Inc., Ruby Tuesday, Inc., Papa John’s International, Inc., Panera Bread Company and CEC Entertainment, Inc., and added the following companies: The Cheesecake Factory Incorporated, California Pizza Kitchen, Inc., Buffalo Wild Wings, Inc., Chipotle Mexican Grill, Inc., and Sonic Corp. The following criteria were considered in determining the members of the peer group; publicly-traded, quick service restaurant industry, annual revenues between $550.0 million and $7.2 billion, complexity of business, and recruiting pool for executives.

Employment Agreements

Each of the named executive officers, except for Mr. Hinshaw, is party to an agreement that provides employment and severance terms and for a two year non-competition and non-solicitation agreement. The provisions of the employment agreements relating to termination of employment and severance are described in more detail under “Potential Post Employment Payments to Executive Officers.” We believe entering into non-competition and non-solicitation arrangements with these named executive officers is important to protect the Company following the cessation of their employment and we believe also that severance provisions help attract and retain top performing executive officers. The employment agreements were amended in 2010 to align with the Amended 162(m) Plan.

Stock Ownership Guidelines

The Compensation Committee ratified stock ownership guidelines in April 2007, reviews these guidelines annually and confirmed these guidelines in April 2010. These ownership guidelines provide for stock ownership after five years of employment or service in a covered position with the Company of five times base salary for the Chief Executive Officer and either three or four times base salary for other named executive officers depending on their position. These stock ownership guidelines are designed to align management’s and shareholder’s interests and to encourage loyalty and long-term focus of executives. All of the named executive officers and directors who have completed their respective accumulation period under the guidelines are in compliance with such guidelines.

Tax and Accounting Considerations

Section 162(m) generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per employee per year for certain executive officers. However, this limitation generally does not apply to performance-based compensation under a plan that is approved by the shareholders of a company that also meets certain other technical requirements. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). At the Company’s 2010 Annual Meeting of Shareholders, the shareholders approved the Amended 162(m) Plan that qualifies under Section 162(m), the terms of which are described above. However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, the possibility exists that exceptions may occur. The Company’s compensation and benefit arrangements are also designed to qualify for an exemption under, or satisfy the requirements of, the rules and regulations relating to nonqualified deferred compensation under Internal Revenue Code §409A. The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of overall compensation philosophy. The Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.

Equity Award Processes

Almost all of the equity awards are granted at the regularly scheduled meetings of the Compensation Committee in February and July of each year, except for the equity awards for the former Chief Executive Officer whose equity awards are described above. The specific date of these meetings is set by the Board of Directors, along with other Board and committee meetings, generally one to two years in advance. On occasion, in connection with new hires, promotions or certain corporate events, equity awards have been granted at other times during the year. The Compensation Committee does not have any plans, practices or policies of timing these equity award grants in coordination with the release of material non-public information and the Company does not have any plans, practices or policies of timing the release of material non-public information with the timing of equity awards. The exercise price of stock options is set at the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date of the grant.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee and to discontinue such services. In accordance with this authority, the Compensation Committee has engaged Towers, as an independent compensation consultant, to advise the Compensation Committee on matters related to executive compensation. In 2010, Towers did not attend any Compensation Committee meetings. However, in November 2010, Towers prepared two studies, the first was an analysis on executive competitive pay practices and the second was an analysis on Board competitive pay practices. Both studies were provided to the Compensation Committee at the December 2010 meeting. The Compensation Committee intends to use Towers in 2011.

Role of Executive Officers in Establishing Compensation

The Company’s executive officers have a limited role in the executive compensation process. The Chief Executive Officer, the Executive Vice President of PeopleFirst and the Compensation Committee annually review the performance of each named executive officer and the other executive officers. In addition, the Chairman of the Board and the Chairman of the Compensation Committee review the performance of the Chief Executive Officer. The purpose of these reviews is to evaluate performance for a given year and for compensation planning for the subsequent year. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Compensation Committee ultimately makes all compensation decisions for the executive officers and approves recommendations regarding equity awards to the executive officers.

Use of Tally Sheets

The Compensation Committee, with the assistance of management of the Company, created a tally sheet to facilitate the Compensation Committee’s review of the total compensation of the named executive officers of the Company. In preparation of this Proxy Statement, the Compensation Committee reviewed the tally sheets for the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers in accordance with SEC rules. The tally sheets contained annual cash compensation (salary and annual performance incentive), other compensation, stock option exercises, stock award vesting events, annual equity grants under the 2004 Plan, with Accounting Standards Codification 718 (“ASC 718”), formerly Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” (“SFAS 123R”) fair market values for the grants, potential severance payments, and equity grant holdings with total in the money value at the end of the fiscal year.

RISK ASSESSMENT DISCLOSURE

In the fourth fiscal quarter of 2010, senior human resource executives of the Company evaluated and assessed the risks associated with the Company’s compensation practices and policies for employees, including a consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in Company practices and policies. The assessment determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company. An executive summary of the risk assessment was presented to the Compensation Committee in February 2011.

SUMMARY COMPENSATION TABLE FOR 2010

The following table summarizes compensation awarded or paid to, each of the current Chief Executive Officer, the former Chief Executive Officer, the current Chief Financial Officer, the former Chief Financial Officer, the three other executive officers of Domino’s Pizza who were the most highly compensated for 2010. All information set forth in this table reflects compensation earned by these individuals for services with Domino’s Pizza. For ease of reference, the Company collectively refers to these executive officers throughout this section as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
J. Patrick Doyle	2010	699,038	—	1,018,688		1,320,000	2,428,816	—	106,774	5,573,316
President and Chief Executive Officer	2009	502,885	—	340,373		442,152	485,000	—	13,951	1,784,361
	2008	465,000	17,885	—		828,000	—	—	19,737	1,330,622
David A. Brandon	2010	453,000	—	480,388		224,000	811,545	—	119,791	2,088,724
Chairman and Former Chief Executive Officer	2009	917,692	—	508,873		826,696	1,770,000	—	183,870	4,207,131
	2008	847,462	—	107,000	(4)	728,000	—	—	108,790	1,791,252
Michael T. Lawton	2010	375,904	—	406,063		126,750	690,924	—	16,301	1,615,942
Executive Vice President of Finance and Chief Financial Officer	2009	357,308	—	183,281		206,657	345,000	—	19,867	1,112,113
	2008	318,461	12,308	—		414,000	—		23,135	767,904

Wendy A. Beck	2010	294,231	—	406,063		126,750	212,500	—	467	1,040,011
Former Executive Vice President of Finance and Chief Financial Officer	2009	440,769	150,000	183,273		103,458	425,000	—	55,861	1,358,361
	2008	236,538	15,769	—		1,175,000	—	—	173,012	1,600,319

Russell J. Weiner	2010	385,000	—	558,663		126,750	706,090	—	12,395	1,788,898
Executive Vice President and Chief Marketing Officer	2009	379,038	100,000	183,273		121,609	365,000	—	29,725	1,178,645
	2008	84,231	14,038	—		1,257,500	—	—	29,356	1,385,125
Scott R. Hinshaw	2010	290,000	—	309,690		101,400	531,860	58,952	14,823	1,306,725
Executive Vice President of Franchise Operations and Franchise Development	2009	283,192	—	130,911		119,029	273,000	45,046	13,771	864,949
	2008	262,596	10,192	—		310,500	—	(3,156)	9,997	590,129

Kenneth B. Rollin	2010	365,000	—	309,690		76,050	334,705	—	13,527	1,098,972
Executive Vice President and General Counsel	2009	378,462	—	130,911		94,969	182,500	—	21,135	807,977
	2008	329,808	88,462	—		870,000	—	—	37,835	1,326,105

(1)	The amounts listed in 2009 reflect new hire bonus payments and the amounts listed in 2008 reflect a 2008 special holiday bonus approved by the Compensation Committee.

(2)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our executive officers. In accordance with SEC requirements, the amounts reflect the fair value of awards issued in the respective fiscal year and for 2009, the incremental fair value of awards issued under a Stock Option Exchange Program completed in 2009. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended January 2, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2011. Amounts in the “Stock Awards” column reflect the fair value related to grants of restricted stock and performance shares pursuant to our Amended 2004 Equity Incentive Plan, and amounts in the “Option Awards” column reflect the fair value related to grants of stock options pursuant to our Amended 2004 Equity Incentive Plan. The stock awards for 2010 represent the first two tranches of the performance share awards granted in 2010 and the final tranche of the performance share awards granted in 2009 or the number of shares in each award that have been valued as of January 2, 2011 and the remaining number of shares in the 2010 award will be valued when the performance condition is established for the final tranche, which is expected to occur in December 2011. The stock awards for 2009 represent the first two tranches of the performance share award or the number of shares in each award that were valued as of January 3, 2010.

(3)	The 2010 amounts listed for all executive officers are further elaborated upon in the All Other Compensation table below.

(4)	In accordance with SEC requirements, the 2008 amount represents the fair value of a restricted stock grant to Mr. Brandon approved by the Compensation Committee in 2008 and issued to Mr. Brandon in 2009.

The following table below shows amounts under All Other Compensation for 2010:

Name	Year	Perquisites and Other Personal Benefits ($) (1)	Insurance Premiums / Medical Reimbursements ($) (2)	Company Contributions to Retirement, 401(k) and Health Savings Plans ($) (3)	Tax Reimbursements ($) (4)	Total ($)
J. Patrick Doyle	2010	45,496	12,406	9,800	39,072	106,774
David A. Brandon	2010	61,436	5,959	9,800	42,596	119,791
Michael T. Lawton	2010	1,493	3,534	9,604	1,670	16,301
Wendy A. Beck	2010	—	467	—	—	467
Russell J. Weiner	2010	1,938	1,478	7,892	1,087	12,395
Scott R. Hinshaw	2010	2,904	1,501	9,019	1,399	14,823
Kenneth B. Rollin	2010	1,535	1,478	9,551	963	13,527

(1)	Mr. Doyle’s payment represents $44,451 in the amount of personal airplane usage and $1,045 in a team member award. Mr. Brandon’s payment represents $58,299 in the amount of personal airplane usage and $3,137 in a team member award. Mr. Lawton’s payment represents $1,493 in a team member award. Mr. Weiner’s payment represents $1,938 in a team member award. Mr. Hinshaw’s payment represents $2,904 in a team member award. Mr. Rollin’s payment represents $1,535 in a team member award.

(2)	Mr. Doyle’s payment represents company-paid benefit of $1,650 for umbrella liability insurance, company-paid benefit of $783 for group term life insurance and company-paid medical expenses in the amount of $9,973. Mr. Brandon’s amount represents company-paid benefit of $1,650 for umbrella liability insurance and company-paid benefit of $4,309 for group term life insurance. Mr. Lawton’s payment represents company-paid benefit of $1,100 for umbrella liability insurance, company-paid benefit of $814 for group term life insurance and company-paid medical expenses in the amount of $1,620. Ms. Beck’s payment represents a company-paid benefit of $467 for group term life insurance. Mr. Weiner’s payment represents company-paid benefit of $1,100 for umbrella liability insurance and company-paid benefit of $378 for group term life insurance. Mr. Hinshaw’s payment represents company-paid benefit of $1,100 for umbrella liability insurance, company-paid benefit of $401 for group term life insurance. Mr. Rollin’s payment represents company-paid benefit of $1,100 for umbrella liability insurance, company-paid benefit of $378 for group term life insurance.

(3)	For all named executive officers, represents the amount of company match made to the Domino’s Pizza 401(k) Savings Plan.

(4)	Mr. Doyle’s amount represents tax gross up on umbrella liability insurance payments in the amount of $1,137, tax gross up on airplane usage in the amount of $30,635, tax gross up for company-paid medical expenses in the amount of $6,874 and tax gross up on certain other perquisites in the amount of $426. Mr. Brandon’s amount represents tax gross up on umbrella liability insurance payments in the amount of $1,137, tax gross up on airplane usage in the amount of $40,179 and tax gross up on certain other perquisites in the amount of $1,280. Mr. Lawton’s amount represents tax gross up on umbrella liability insurance payments in the amount of $490, tax gross up for company-paid medical expenses in the amount of $721 and tax gross up on certain other perquisites in the amount of $459. Mr. Weiner’s amount represents tax gross up on umbrella liability insurance payments in the amount of $490 and tax gross up on certain other perquisites in the amount of $597. Mr. Hinshaw’s amount represents tax gross up on umbrella liability insurance payments in the amount of $490 and tax gross up on certain other perquisites in the amount of $909. Mr. Rollin’s amount represents tax gross up on umbrella liability insurance payments in the amount of $490 and tax gross up on certain other perquisites in the amount of $473.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information concerning non-equity incentive plan awards and individual grants of stock options and restricted stock made during the fiscal year ended January 2, 2011 to each of the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($) (5)	Target ($) (6)	Maximum ($) (7)	Threshold (#)	Target (#) (1)		Maximum (#)
David A. Brandon		—	1,770,000	5,000,000	—	—		—	—		—	—	—
	01/04/2010	—	—	—	—	—		—	—		100,000	8.68	224,000
	01/04/2010	—	—	—	—	—		—	25,000	(8)	—	—	217,000
	12/14/2010	—	—	—	—	31,667	(9)	—	—		—	—	480,388
J. Patrick Doyle		—	1,500,000	5,000,000	—	—		—	—		—	—	—
	02/25/2010	—	—	—	—	—		—	—		250,000	12.43	1,320,000
	02/25/2010	—	—	—	—	25,000	(10)	—	—		—	—	310,750
	12/14/2010	—	—	—	—	46,667	(11)	—	—		—	—	707,938
Michael T. Lawton		—	400,000	5,000,000	—	—		—	—		—	—	—
	07/20/2010	—	—	—	—	—		—	—		25,000	12.32	126,750
	07/20/2010	—	—	—	—	8,333	(12)	—	—		—	—	102,663
	12/14/2010	—	—	—	—	20,000	(13)	—	—		—	—	303,400
Wendy A. Beck		—	425,000	5,000,000	—	—		—	—		—	—	—
	07/20/2010	—	—	—	—	—		—	—		25,000	12.32	126,750
	07/20/2010	—	—	—	—	8,333	(12)	—	—		—	—	102,663
	12/14/2010	—	—	—	—	20,000	(13)	—	—		—	—	303,400
Russell J. Weiner		—	385,000	5,000,000	—	—		—	—		—	—	—
	04/28/2010	—	—	—	—	5,000	(14)	—	—		—	—	76,750
	07/20/2010	—	—	—	—	—		—	—		25,000	12.32	126,750
	07/20/2010	—	—	—	—	8,333	(12)	—	—		—	—	102,663
	12/14/2010	—	—	—	—	25,000	(15)	—	—		—	—	379,250
Scott R. Hinshaw		—	290,000	5,000,000	—	—		—	—		—	—	—
	07/20/2010	—	—	—	—	—		—	—		20,000	12.32	101,400
	07/20/2010	—	—	—	—	6,666	(16)	—	—		—	—	82,125
	12/14/2010	—	—	—	—	15,001	(17)	—	—		—	—	227,565
Kenneth B. Rollin		—	365,000	5,000,000	—	—		—	—		—	—	—
	07/20/2010	—	—	—	—	—		—	—		15,000	12.32	76,050
	07/20/2010	—	—	—	—	6,666	(16)	—	—		—	—	82,125
	12/14/2010	—	—	—	—	15,001	(17)	—	—		—	—	227,565

(1)	Represents one or more tranches of a performance share award of Domino’s Pizza, Inc. common stock, with each tranche equal to one-third of the total performance shares awarded in each respective performance share grant. Each vesting tranche contains a performance condition established annually by the Compensation Committee. In order for each tranche to vest such performance condition must be achieved and the named executive officer must be an employee of the Company on such vesting date, except under certain circumstances including death and qualified retirement. The awards shown for these performance shares represent the tranches of the award or the number of shares in each award that have been valued. Any remaining number of shares from a respective performance share grant will be valued when the performance condition is established for such tranche of shares.

(2)	All other option awards granted in 2010, with the exception of Mr. Brandon’s January 4, 2010 award, vest one-third per year over 3 years beginning on the first anniversary of the grant date and have a 10-year term, provided the named executive officer remains a current employee. Mr. Brandon’s option award vests 100% on the first anniversary of the grant date and has a 3-year term.

(3)	Reflects the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date of grant.

(4)	Represents the total ASC 718 (SFAS 123R) fair value of the option awards. Also, represents the total fair value of the stock awards.

(5)	For the named executive officers, represents the amount to which such executive would be entitled if the Company had achieved 85% of its annual performance target under the Domino’s Pizza Senior Executive Annual Incentive Plan.

(6)	For the named executive officers, represents the amount to which such executive would be entitled if the Company had achieved 100% of its annual performance incentive target under the Domino’s Pizza Senior Executive Annual Incentive Plan. For Mr. Doyle, represents the amount he would be entitled to as Chief Executive Officer for the full 2010 fiscal year if he had served as Chief Executive Officer for the full 2010 fiscal year and the Company had achieved 100% of its annual performance incentive target under the Domino’s Pizza Senior Executive Annual Incentive Plan. For Mr. Lawton, represents the amount he would be entitled to as Chief Financial Officer for the full 2010 fiscal year if he had served as Chief Financial Officer for the full 2010 fiscal year and if the Company had achieved 100% of its annual performance incentive target under the Domino’s Pizza Senior Executive Annual Incentive Plan.

(7)	For the named executive officers, represents the annual maximum amount which such executive would be entitled to receive under the Domino’s Pizza Senior Executive Annual Incentive Plan.

(8)	Consists of awards of restricted Domino’s Pizza, Inc. common stock that vest 100% on the first anniversary of the grant date.

(9)	This represents one-third of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 95,000.

(10)	This represents one-third of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 75,000.

(11)	This represents the sum of (i) one-third of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 65,000 and (ii) one-third of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 75,000.

(12)	This represents one-third of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 25,000.

(13)	This represents the sum of (i) one-third of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 35,000 and (ii) one-third of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 25,000.

(14)	This represents one-third of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 15,000.

(15)	This represents the sum of (i) one-third of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 35,000, (ii) one-third of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 15,000, and (iii) one-third of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 25,000.

(16)	This represents one-third of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 20,000.

(17)	This represents the sum of (i) one-third of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 25,000 and (ii) one-third of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 20,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information on outstanding option and stock awards for named executive officers as of January 2, 2011:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
David A. Brandon	166,666	—	5.25	01/01/12	(1)	—		—	—	—
	293,333	—	8.66	07/01/13	(1)	—		—	—	—
	133,334	—	2.75	07/13/14	(1)	—		—	—	—
	180,000	—	11.52	07/29/15	(1)	—		—	—	—
	150,000	50,000	8.96	07/26/16	(1)	—		—	—	—
	125,000	—	5.02	01/02/13	(4)	—		—	—	—
	179,999	—	10.06	07/13/14	(2)	—		—	—	—
	90,000	—	12.51	07/29/15	(2)	—		—	—	—
	37,500	—	11.23	07/26/16	(2)	—		—	—	—
	180,000	—	10.06	01/02/13	(2)	—		—	—	—
	162,000	108,000	10.06	07/18/17	(2)	—		—	—	—
	26,000	52,000	8.33	07/23/19	(3)	—		—	—	—
	—	100,000	8.68	01/04/13	(5)	—		—	—	—
						25,000	(6)	398,750	—	—
						—		—	63,334	1,010,177
J. Patrick Doyle	26,666	—	5.25	01/01/12	(1)	—		—	—	—
	140,000	—	8.66	07/01/13	(1)	—		—	—	—
	40,000	—	2.75	07/13/14	(1)	—		—	—	—
	30,000	—	3.61	02/18/15	(1)	—		—	—	—
	51,000	—	11.52	07/29/15	(1)	—		—	—	—
	45,000	15,000	8.96	07/26/16	(1)	—		—	—	—
	80,000	120,000	10.88	07/16/18	(1)	—		—	—	—
	54,000	—	10.06	07/13/14	(2)	—		—	—	—
	18,000	—	10.06	02/18/15	(2)	—		—	—	—
	25,500	—	12.51	07/29/15	(2)	—		—	—	—
	11,250	—	11.23	07/26/16	(2)	—		—	—	—
	62,100	41,400	10.06	07/18/17	(2)	—		—	—	—
	81,000	54,000	10.06	09/14/17	(2)	—		—	—	—
	20,000	40,000	7.97	07/16/19	(3)	—		—	—	—
	—	250,000	12.43	02/25/20	(3)	—		—	—	—
									43,334	691,177
									75,000	1,196,250
Michael T. Lawton	8,000	—	5.25	01/01/12	(1)	—		—	—	—
	10,000	—	8.66	07/01/13	(1)	—		—	—	—
	3,200	—	2.75	07/13/14	(1)	—		—	—	—
	30,000	—	3.61	02/18/15	(1)	—		—	—	—
	45,000	—	11.52	07/29/15	(1)	—		—	—	—
	36,000	12,000	8.96	07/26/16	(1)	—		—	—	—
	40,000	60,000	10.88	07/16/18	(1)	—		—	—	—
	4,320	—	10.06	07/13/14	(2)	—		—	—	—
	18,000	—	10.06	02/18/15	(2)	—		—	—	—
	22,500	—	12.51	07/29/15	(2)	—		—	—	—
	9,000	—	11.23	07/26/16	(2)	—		—	—	—

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
	45,900	30,600	10.06	07/18/17	(2)	—	—	—	—
	10,000	20,000	7.97	07/16/19	(3)	—	—	—	—
	—	25,000	12.32	07/20/20	(3)	—	—	—	—
								23,334	372,177
								25,000	398,750
Russell J. Weiner	90,000	135,000	10.06	09/22/18	(2)	—	—	—	—
	10,000	20,000	7.97	07/16/19	(3)	—	—	—	—
	—	25,000	12.32	07/20/20	(3)	—	—	—	—
								23,334	372,177
								15,000	239,250
								25,000	398,750
Scott R. Hinshaw	8,333	—	8.66	07/01/13	(1)	—	—	—	—
	3,333	—	9.75	01/01/14	(1)
	2,000	—	2.75	07/13/14	(1)	—	—	—	—
	4,500	—	11.52	07/29/15	(1)	—	—	—	—
	6,000	2,000	8.96	07/26/16	(1)	—	—	—	—
	30,000	45,000	10.88	07/16/18	(1)	—	—	—	—
	2,700	—	10.06	07/13/14	(2)	—	—	—	—
	2,250	—	12.51	07/29/15	(2)	—	—	—	—
	1,500	—	11.23	07/26/16	(2)	—	—	—	—
	10,800	7,200	10.06	07/18/17	(2)	—	—	—	—
	27,000	18,000	10.06	09/14/17	(2)	—	—	—	—
	6,666	13,334	7.97	07/16/19	(3)	—	—	—	—
	—	20,000	12.32	07/20/20	(3)	—	—	—	—
								16,667	265,839
								20,000	319,000
Kenneth B. Rollin	10,000	15,000	10.88	07/16/18	(1)	—	—	—	—
	54,000	81,000	10.06	02/13/18	(2)	—	—	—	—
	6,666	13,334	7.97	07/16/19	(3)	—	—	—	—
	—	15,000	12.32	07/20/20	(3)	—	—	—	—
								16,667	265,839
								20,000	319,000

(1)	Option awards granted 10 years prior to the option expiration date and vest in equal annual installments over five years beginning on the first anniversary of the grant date, or upon a change of control or certain employment terminations.

(2)	Option awards granted in connection with a Stock Option Exchange Program completed in 2009, vest over the same period and have the same term as the option awards for which they were exchanged (generally 20% over 5 years and a 10-year term), and were granted with an exercise price no less than $1.00 above the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date the Stock Option Exchange Program was accepted.

(3)	Option awards granted 10 years prior to the option expiration date and vest in equal annual installments over three years beginning on the first anniversary of the grant date, or upon a change of control or certain employment terminations.

(4)	Option awards granted four years prior to the option expiration date and vest in equal annual installments over two years beginning on the first anniversary of the grant date, or upon a change of control or certain employment terminations.

(5)	Option awards granted three years prior to the option expiration date and vests in one equal annual installment on the first anniversary of the grant date, or upon a change of control or certain employment terminations.

(6)	Awards of shares of restricted stock of Domino’s Pizza, Inc. that vest in one equal annual installment on the first anniversary of the grant date, or upon a change of control or certain employment terminations.

(7)	Awards of performance shares of Domino’s Pizza, Inc. common stock that vest equally over three years in separate tranches. Each vesting tranche contains a performance condition established annually by the Compensation Committee. In order for each tranche to vest such performance condition must be achieved and the named executive officer must be an employee of the Company on such vesting date, except under certain circumstances including death and qualified retirement.

OPTION EXERCISES AND STOCK VESTED

The following table provides information relating to option exercises and stock vesting for named executive officers during 2010:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
David A. Brandon	—	—	94,166	1,436,116
J. Patrick Doyle	—	—	21,666	263,459
Michael T. Lawton	—	—	11,666	141,859
Wendy A. Beck	100,000	335,105	11,666	141,859
Russell J. Weiner	—	—	11,666	141,859
Scott R. Hinshaw	6,666	47,195	8,333	101,329
Kenneth B. Rollin	—	—	8,333	101,329

(1)	Equals the stock price on the NYSE on exercise date minus the option exercise price multiplied by the number of shares acquired on exercise.

(2)	Equals the stock price on the NYSE on vesting date multiplied by the number of shares acquired on vesting.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

A select group of management or highly compensated employees as defined by the Employee Retirement Income and Security Act of 1974, as amended, are eligible to participate in the Domino’s Pizza Deferred Compensation Plan. The purpose of this plan is to provide supplemental retirement income and to permit eligible employees the option to defer receipt of compensation pursuant to the terms of the Domino’s Pizza Deferred Compensation Plan.

Participants are able to defer a portion of eligible compensation (including base salary and the annual performance incentive). Participants elect a specific date or event (termination) for payment of deferred compensation and the form of the payment, either lump sum or installments. Participants are able to invest their deferrals in a lineup of mutual funds that is the same as the Domino’s Pizza 401(k) Savings Plan lineup, with the exception that the stable value fund in the 401(k) Plan is replaced with a money market fund in the Domino’s Pizza Deferred Compensation Plan.

The following table provides information on nonqualified deferred compensation plans for named executive officers as of January 2, 2011:

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
J. Patrick Doyle	—		—	—	—	—
David A. Brandon	—		—	—	—	—
Michael T. Lawton	—		—	—	—	—
Wendy A. Beck	—		—	—	—	—
Russell J. Weiner	—		—	—	—	—
Scott R. Hinshaw	36,850	(2)	—	22,102	—	180,085
Kenneth B. Rollin	—		—	—	—	—

(1)	Reflects market-based earnings on amounts deferred by plan participants.

(2)	This entire amount is reported as compensation to Mr. Hinshaw in the Summary Compensation Table.

POTENTIAL POST EMPLOYMENT PAYMENTS TO EXECUTIVE OFFICERS

Each of Messrs. Doyle, Lawton, Weiner and Rollin is a party to an employment agreement providing for payments in connection with such officer’s termination. Under Mr. Doyle’s amended and restated employment agreement, dated as of February 25, 2010, effective as of March 8, 2010, upon involuntary termination by the Company without cause prior to the end of the term of the agreement, or if Mr. Doyle terminates voluntarily for good reason, defined as material diminution of his responsibilities, relocation or the failure of the Company to pay Mr. Doyle, Mr. Doyle will receive an amount equal to two times his then-annual base salary. Such amount will be paid in a payment equal to six times Mr. Doyle’s base monthly salary made six months after termination of employment and monthly payments equal to Mr. Doyle’s base monthly salary for the next eighteen months as well as a prorated annual performance incentive under the Amended 162(m) Plan.

Under the employment agreements of Messrs. Lawton, Weiner and Rollin, upon involuntary termination prior to the end of the term of the agreement, or if the named executive terminates voluntarily for good reason, defined as material diminution of the executive’s responsibilities, relocation or the failure of the Company to pay the executive, the named executive receives an amount equal to his or her then-annual base salary paid as follows; a payment equal to six times the named executive’s base monthly salary made six months after termination of employment and monthly payments equal to the executive’s base monthly salary for the next six months. The named executive officers are entitled to a prorated annual performance incentive under the Amended 162(m) Plan. In addition, during the severance period, each named executive is entitled to continued medical insurance coverage. Equity awards and other benefits are governed by the terms of those programs. Each of the employment agreements for the named executive officers, including Mr. Doyle, contains a two year non-competition and non-solicitation provision.

The terms of the employment agreements of Messrs. Doyle, Lawton, Weiner and Rollin were established through arms-length negotiations between the Company and each executive. The Company uses peer group compensation surveys and data to establish an acceptable salary range for each executive position and then negotiates with successful candidates to arrive at a fully negotiated base salary. The base salary amounts, other severance amounts and severance periods are established by the Compensation Committee and the Company’s management in order to attract, motivate and retain talented individuals to help the Company achieve its business goals and objectives.

The resignations of each of Mr. Brandon and Ms. Beck did not qualify as an event that caused post-employment payments, except for the Lifetime Medical Benefit to which David A. Brandon and his spouse are entitled pursuant to the Amended and Restated Employment Agreement between the Company and David A. Brandon, dated as of December 3, 2007. The Company’s reserve amount for such Lifetime Medical Benefit as of January 2, 2011 was $384,543.

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination happened on January 2, 2011:

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($) (1)
J. Patrick Doyle	Severance Pay	1,500,000	1,500,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	4,361,783

	Total	1,500,000	1,500,000	—	—	—	4,361,783
Michael T. Lawton	Severance Pay	400,000	400,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	1,589,591

	Total	400,000	400,000	—	—	—	1,589,591
Russell J. Weiner	Severance Pay	410,000	410,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	2,055,677

	Total	410,000	410,000	—	—	—	2,055,677
Scott R. Hinshaw	Severance Pay(2)	—	—	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	1,154,402

	Total	—	—	—	—	—	1,154,402
Kenneth B. Rollin	Severance Pay	380,000	380,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	1,298,834

	Total	380,000	380,000	—	—	—	1,298,834

(1)	This represents the cumulative value of the equity awards that would accelerate upon a change in control. The amount represents the difference between the price of Domino’s Pizza, Inc. common stock at the last business day of the registrant’s last completed fiscal year and the exercise price multiplied by the number of options that would accelerate.

(2)	As noted above, Mr. Hinshaw does not have an employment agreement with the Company and therefore does not have specific severance pay provisions.

COMPENSATION COMMITTEE MEMBERS AND THE COMPENSATION COMMITTEE CHARTER

The Compensation Committee of the Board of Directors consists of only outside, non-employee, independent Directors, who are appointed by the Board of Directors. The independence of each member of the Compensation Committee is determined annually by the full Board of Directors in accordance with Section 303A of the NYSE listed company rules. The Compensation Committee’s membership is determined by the Board of Directors. The Compensation Committee is currently composed of Mark Nunnelly (Chair), Andrew Balson and James Goldman.

The Compensation Committee is responsible for establishing the Company’s compensation philosophy, approving the Company’s executive compensation programs and establishing the salaries and other compensation of the Company’s executive officers. The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendations to the Board with respect to other compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to certain incentive compensation plans, making administrative and compensation decisions under equity compensation plans, administering one or more cash incentive plans qualifying as compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m), and implementing and administering such plans.

The Compensation Committee’s charter reflects the Compensation Committee’s responsibilities, and the Compensation Committee and the Board reviews the charter at least once annually. The Charter was last reviewed in April 2010. The Compensation Committee recommends any revisions to the charter to the Board of Directors for approval.

COMPENSATION COMMITTEE ACTIVITY

In 2010, the Compensation Committee established the annual performance measure, list of participants and target incentive amounts for executives under the Amended 162(m) Plan, approved by the Company’s shareholders in 2010 for senior executives of the Company. For 2010, all of the named executive officers were participants under the Amended 162(m) Plan. The Compensation Committee negotiated an Amended and Restated Employment Agreement with J. Patrick Doyle as Chief Executive Officer as well as a Special Advisor Agreement with the David Brandon. The Compensation Committee also approved the use of restricted stock awards for directors. The Compensation Committee met four times during 2010.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 15 of this proxy statement describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in 2010 with respect to the compensation of our named executive officers.

The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related material contained in this proxy statement, is hereby APPROVED.”

As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of our executives with our shareholders. In fiscal 2010, the Company’s financial results significantly exceeded its 2010 business plan and goals. The Company’s named executive officers contributed greatly to these achievements. Our Compensation Committee considered these performance factors and approved 2010 compensation decisions for the named executive officers reflecting the Company’s strong performance in fiscal 2010.

For these reasons, the Board is asking shareholders to support this “say-on-pay” proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES, AND ANY RELATED INFORMATION CONTAINED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED

PROPOSAL FOUR: ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal Three, the Company is asking shareholders to cast an advisory vote for the compensation disclosed in this proxy statement that we paid in 2010 to our named executive officers. This advisory vote is referred to as a “say-on-pay” vote. In this Proposal Four, the Board is asking shareholders to cast a non-binding, advisory vote on how frequently we should have say-on-pay votes in the future. Shareholders will be able to mark the enclosed proxy card or voting instruction form on whether to hold say-on-pay votes every one, two or three years. Alternatively, shareholders may abstain from voting.

“RESOLVED, that the shareholders of the Company recommend, in a non-binding vote, whether an advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.”

This vote, like the say-on-pay vote itself, is not binding on the Board. The Board carefully reviews changes to the Company’s executive compensation program to ensure that the program appropriately aligns the interests of the named executive officers with the long-term interests of the Company’s shareholders and to ensure that the program appropriately balances risk and reward. The Company’s executive compensation programs are intended to have a focus that is longer than the current year for which compensation is paid. As a result, the Board believes that our executive compensation programs should be evaluated over a period longer than one year because our programs are designed to reward performance over time, and three years is an appropriate period over which to evaluate the effectiveness of those programs.

Additionally, a triennial vote will provide us with the time to thoughtfully respond to the views of our shareholders and implement any necessary changes. We therefore believe that a vote every three years is an appropriate frequency to provide sufficient time to thoughtfully consider shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

If a plurality of votes are cast in favor of an interval other than three years, the Board intends to evaluate the frequency with which an advisory vote on executive compensation will be submitted to shareholders in the future. Because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. If you “abstain” from voting on this proposal, your shares will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have no effect on this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE THREE-YEAR OPTION AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

For 2010, each independent Director was paid a $46,000 annual retainer, plus $2,000 for each Board meeting and $1,500 for each qualified committee meeting attended, including telephonic meetings, for all services, plus reimbursement of expenses. If more than one qualified meeting is held on the same day, a separate fee is paid for each meeting attended. Meetings of the Audit, Compensation and the Nominating and Corporate Governance Committees are qualified meetings, as are meetings of any special committees established from time to time. In addition, the Chair of the Audit Committee is paid a retainer of $20,000 per year, the Chair of the Compensation Committee is paid a retainer of $15,000 per year and the Chair of the Nominating and Corporate Governance Committee is paid a retainer of $10,000 per year.

For 2010, independent Directors also received an annual equity award of restricted stock and stock options under the Company’s 2004 Equity Incentive Plan that was targeted at an approximate value of $90,000. In 2010, each of the then-independent Directors received an annual grant of (i) options to purchase 6,000 shares of Domino’s Pizza, Inc. common stock, and (ii) 6,000 shares of restricted stock of Domino’s Pizza, Inc. common stock. The option exercise price for these grants is equal to 100% of the fair market value of Domino’s Pizza, Inc. common stock on the date of grant. Options are granted on the date on which the regularly scheduled Board of Director meeting is held during the Company’s first fiscal quarter. The options and restricted stock granted to Directors each have a one-year vesting period and each option is granted for a period of 10 years (subject to special provisions in the case of resignation, retirement or death).

On February 23, 2011, the Compensation Committee of the Board of Directors approved the compensation arrangements for Mr. Brandon, Chairman of the Board of Directors of the Company. Mr. Brandon will receive an annual cash retainer of $200,000, paid in equal monthly installments, as compensation for his service as non-executive Chairman of the Board of Directors. In addition, Mr. Brandon received an equity award with a target value of $150,000. For 2011, such equity award was granted in the form of 9,375 shares of restricted stock with a one-year vesting period in accordance with the terms of the Company’s Restricted Stock Agreement for Directors.

Beginning on February 23, 2011, the following changes were made to the Company’s independent Director compensation framework (i) the annual retainer for each Director was increased to $48,000 and (ii) independent Directors received an equity award consisting of 6,250 shares of restricted stock. The equity award is targeted at an approximate value of $100,000. The restricted stock granted to Directors has a one-year vesting period (subject to special provisions in the case of resignation, retirement or death.)

The following table provides information concerning compensation for the Company’s independent Directors during 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Diana F. Cantor	87,500	74,580	31,680	—	—	—	193,760
Vernon “Bud” O. Hamilton	77,500	74,580	31,680	—	—	—	183,760
Mark E. Nunnelly	75,387	74,580	31,680	—	—	—	181,647
Andrew B. Balson	66,000	74,580	31,680	—	—	—	172,260
James A. Goldman	60,289	76,440	32,460	—	—	—	169,189
Gregory A. Trojan	58,289	76,440	32,460	—	—	—	167,189
Robert M. Rosenberg	14,863	74,580	31,680	—	—	—	121,123

(1)	Amounts in the “Stock Awards” column reflect the fair value related to grants of restricted stock and performance shares pursuant to our Amended 2004 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended January 2, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2011.

(2)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our Directors. In accordance with SEC requirements, these amounts reflect the fair value of awards issued in fiscal 2010. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended January 2, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2011.

The following table shows the number of shares underlying outstanding option awards for the Company’s independent Directors as of January 2, 2011:

Name	Outstanding Option Awards	Outstanding Stock Awards
Robert M. Rosenberg	55,250	6,000
Diana F. Cantor	55,250	6,000
Vernon “Bud” O. Hamilton	62,000	6,000
Mark E. Nunnelly	35,000	6,000
Andrew B. Balson	35,000	6,000
James A. Goldman	6,000	6,000
Gregory A. Trojan	6,000	6,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of January 2, 2011, the end of the Company’s last fiscal year, (a) the number of securities that could be issued upon exercise of outstanding options under the Company’s equity compensation plans, (b) the weighted-average exercise price of outstanding options under such plans, and (c) the number of securities remaining available for future issuance under such plans, excluding securities that could be issued upon exercise of outstanding options.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column(1))
Equity compensation plans approved by security holders	8,995,667	$9.60	5,441,809
Equity compensation plans not approved by security holders	—	—	—

Total	8,995,667	$9.60	5,441,809

(1)	Includes 390,693 shares that may be issued under the Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan.

TISM, Inc. Fourth Amended and Restated Stock Option Plan

The TISM, Inc. Fourth Amended and Restated Stock Option Plan (the “TISM Plan”) was adopted by the Board on June 25, 2003 and approved by the Company’s shareholders on June 25, 2003. At January 2, 2011, under the TISM Plan, there were outstanding options to purchase 982,358 shares of non-voting common stock at a weighted average exercise price equal to $7.84 per share, all of which were exercisable. In connection with the Domino’s Pizza initial public offering in July 2004, the Company amended the TISM Plan to terminate the ability to issue additional options under the TISM Plan. Outstanding awards previously granted under the Company’s existing stock option plan will continue to be governed by such plan. The non-voting common stock issuable upon exercise of all such options is convertible into shares of Domino’s Pizza, Inc. common stock upon transfer to a non-affiliate of the holder or otherwise in a brokerage transaction.

Domino’s Pizza, Inc. 2004 Equity Incentive Plan

The Domino’s Pizza, Inc. 2004 Equity Incentive Plan was adopted by the Board on June 1, 2004 and approved by the Company’s shareholders, an Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) was approved by shareholders at the 2008 Annual Meeting of Shareholders and a further amendment to the 2004 Plan was approved by shareholders at the 2009 Annual Meeting of Shareholders. The current outstanding options issued under the 2004 Plan prior to July 2009 generally vest ratably over a five-year period and the current outstanding options issued under the 2004 Plan beginning in July 2009 generally vest ratably over a three-year period. As of January 2, 2011 there were 8,013,309 options at a weighted average exercise price equal to $9.82 per share of which 4,853,168 were exercisable at a weighted average exercise price equal to $9.56 per share, 129,500 shares of restricted stock and 983,099 performance shares currently issued and outstanding under the 2004 Plan and a total of 5,051,116 authorized but unissued shares under the 2004 Plan.

Under the 2004 Plan and TISM Plan, there were a total of 10,108,266 options, performance shares and shares of restricted stock currently issued and outstanding and a total of 5,835,526 of such options were fully vested.

The Board may make grants to employees, directors, consultants and other service providers. The number of shares reserved for issuance under the 2004 Plan includes (1) 15,600,000 shares of common stock plus (2) any shares returned to the 2004 Plan as a result of termination of options that were granted under the 2004 Plan (by reason of forfeiture) and any shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an award.

The maximum number of shares of stock for which options may be granted to any person in any calendar year or that may be delivered to any person in any calendar year will each be 1,000,000. Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the 2004 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-statutory stock options granted under the 2004 Plan is determined by the Administrator, but with respect to non-statutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the exercise price must be at least equal to the fair market value of Domino’s Pizza, Inc. common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the 2004 Plan may not exceed ten years.

EXECUTIVE AGREEMENTS

The Company has current employment agreements (“Executive Agreements”) with each of the named executive officers, except Messrs. Brandon and Hinshaw and Ms. Beck, referenced in the Summary Compensation Table, above. The Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these named executive officers during their respective terms of employment and in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company.

CERTAIN TRANSACTIONS INVOLVING MANAGEMENT OR 5% OR GREATER SHAREHOLDERS

Review and Approval of Related Person Transactions

The Company reviews relationships and transactions in which the Company and its Directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Company does not currently have a specific written policy on the review, approval or ratification of transactions required to be reported under Section 404(a) of Regulation S-K but the Company has enacted a Code of Business Conduct and Ethics for Directors, Officers and Employees as well as Corporate Governance Principles, both of which contain provisions relating to possible conflicts of interest of employees, Directors and officers of the Company. The Company’s Board of Directors is to review, approve or ratify any potential related person transaction and consider the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company, whether the transaction would impair the judgment of a director or officer of the Company and any other matters deemed important. As required under SEC rules, transactions with any related person that are determined to be directly or indirectly material are disclosed in the Company’s Proxy Statement.

Time Sharing Agreement for Use of Corporate Aircraft with David Brandon and the University of Michigan

In accordance with the terms of the Amended and Restated Time Sharing Agreement between Domino’s Pizza LLC and David Brandon, dated as of February 25, 2008, Mr. Brandon is entitled to 35 hours per year of personal use of the Company aircraft without charge and he shall pay the Company for any personal use in excess of the 35 hours at a reimbursement rate set by the Federal Aviation Regulations. For 2010, Mr. Brandon’s personal use of the Company aircraft did not exceed the provided 35 hours of personal use and therefore he did not reimburse the Company for any use.

In addition, the Company entered into a Time Sharing Agreement with the University of Michigan, effective January 1, 2011, for the provision of use of the Company aircraft to certain employees of the University of Michigan at a reimbursement rate set by the Federal Aviation Regulations. The University of Michigan employees who may be eligible to use the Company aircraft include David Brandon, the Company’s Chairman of the Board of Directors, who serves as Director of Intercollegiate Athletics for the University of Michigan. The amount to be reimbursed under this Time Sharing Agreement is dependent on the number of hours used by University of Michigan employees.

Time Sharing Agreement with Patrick Doyle for Use of Corporate Aircraft

In accordance with the terms of the Time Sharing Agreement between Domino’s Pizza LLC and J. Patrick Doyle, dated as of February 25, 2010, Mr. Doyle is entitled to 35 hours per year of personal use of the Company aircraft without charge and he shall pay the Company for any personal use in excess of the 35 hours at a reimbursement rate set by the Federal Aviation Regulations. For 2010, Mr. Doyle’s personal use of the Company aircraft did not exceed the provided 35 hours of personal use and therefore he did not reimburse the Company for any use.

Japan Master Franchisee

In December 2009, the Domino’s Pizza Master Franchisee for Japan, Higa Industries Co., entered into an agreement (the “Japan Agreement”) to sell the controlling interest of such Master Franchisee to funds sponsored by Bain Capital Partners, LLC. Two members of the Company’s Board of Directors, Andrew Balson and Mark Nunnelly, are employed by Bain Capital Partners, LLC. Messrs. Balson and Nunnelly do not serve as officers, directors or otherwise as a party of the management team of the Japan Master Franchisee. In 2010, the Japan Master Franchisee paid approximately $5.6 million in franchise royalties and fees to the Company.

Supplier Agreement

The Company has a supply agreement with Griffith Laboratories Worldwide Inc. (“Griffith”) for the provision of certain ingredients that are used in the production of certain dough products. The supply agreement is negotiated at arms-length on an annual basis and the overall relationship between the Company and Griffith is over 20 years old. The sister-in-law of Gregory Trojan, one of the members of the Company’s Board of Directors, is an executive at Griffith. In 2010, the Company purchased $1,533,993 in products from Griffith, less than two percent of the consolidated gross revenues of Griffith.

PROPOSAL FIVE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current fiscal year. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountants for the current year. Under applicable law, listed company rules and the Company’s By-Laws, abstentions are counted as present; the effect of an abstention is the same as a “no” vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of independent registered public accountants.

Even if the selection of PricewaterhouseCoopers LLP is ratified by shareholders, the Audit Committee in its discretion could decide to terminate the engagement of PricewaterhouseCoopers LLP and to engage another firm if the Committee determines such action to be necessary or desirable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE CURRENT YEAR

OTHER MATTERS

Attending the Annual Meeting

The Annual Meeting will take place at Domino’s Pizza’s World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2012, a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than November 25, 2011 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 Attention: Adam J. Gacek, Corporate Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals other than Pursuant to Rule 14a-8

Under the Company’s By-Laws any shareholder of record of Domino’s Pizza, Inc. entitled to vote for the election of directors may nominate candidates for election to the Board or present other business at an annual meeting if a written notice is received by the Secretary of Domino’s Pizza at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and such beneficial owner and (b) the number of shares of common stock that are held of record by such shareholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of shareholder proposals for submission to the Domino’s Pizza Annual Meeting of Shareholders without inclusion in the Company’s 2012 Proxy Statement is March 4, 2012. Unless such notice is received by Domino’s Pizza at its corporate headquarters, Attention: Adam J. Gacek, Corporate Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

Interested Persons and Shareholder Communications to the Board of Directors

Shareholders and interested persons may communicate with the Board or one or more Directors by sending a letter addressed to the Board or to any one or more Directors in care of Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, in an envelope clearly marked “shareholder communication.” The Corporate Secretary’s office will forward such correspondence unopened to either Ms. Cantor or to another independent Director as the Board may specify from time to time, unless the envelope specifies that it should be delivered to another Director.

“Householding” of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Domino’s Pizza, Inc., Investor Relations, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, or calling Investor Relations at (734) 930-3008.

General Information

A copy of Form 10-K as filed with the Securities and Exchange Commission will be sent to any shareholder without charge upon written request addressed to Investor Relations, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Management knows of no other business which may be properly brought before the Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

It is important that Proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the Proxy in the enclosed stamped, self-addressed envelope, or to vote electronically as described on page 1 of this proxy statement.

By order of the Board of Directors.

Adam J. Gacek Secretary

Annex A

AMENDED AND RESTATED DOMINO’S PIZZA, INC. EMPLOYEE STOCK PAYROLL DEDUCTION PLAN

SECTION 1. PURPOSE OF PLAN

The Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan (the “Plan”) is intended to provide a method by which eligible employees of Domino’s Pizza, Inc. (“Domino’s”) and such of its Subsidiaries and affiliates as the Board of Directors of Domino’s (the “Board”) may from time to time designate (Domino’s and such Subsidiaries and affiliates being hereinafter referred to as the “Company”) may use voluntary, systematic payroll deductions to purchase shares of common stock, $.01 par value of Domino’s (such common stock being hereafter referred to as “Stock”) and thereby acquire an interest in the future of Domino’s. For purposes of the Plan, a “Subsidiary” is any corporation that would be treated as a subsidiary of Domino’s under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code and the Regulations thereunder and shall be construed accordingly, although Domino’s makes no undertaking or representation to maintain such qualification and in no event shall the Company be liable to any person by reason of any failure of the Plan or of any option granted under the Plan to qualify for the tax treatment available to qualifying employee stock purchase plans under Section 423 of the Code and options granted thereunder. Separate offerings (which may be consecutive or overlapping) may be made hereunder with terms that need not be identical; provided, that the provisions of each such offering shall be consistent with the terms of the Plan.

SECTION 2. OPTIONS TO PURCHASE STOCK

(a) Under the Plan, there is available an aggregate of not more than 1,500,000 shares of Stock (subject to adjustment as provided in Section 18) for sale pursuant to the exercise of options (“Options”).

(b) Options may be granted under the Plan to employees of the Company (“Employees”) who meet the eligibility requirements set forth in Section 3 hereof (“Eligible Employees”). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine.

SECTION 3. ELIGIBLE EMPLOYEES

Subject to the exceptions and limitations set forth below and such additional restrictions, not inconsistent with Section 423(b)(4) of the Code, as may be imposed by the Board with respect to any offering, all Employees whose customary employment for the Company is more than twenty (20) hours per week are eligible to participate in the Plan (except those Employees in such category the exclusion of whom is not permitted under applicable law).

(a) Any Employee who immediately after the grant of an Option would own (or pursuant to Sections 423(b)(3) and 424(d) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

(b) No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the employer corporation and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

SECTION 4. METHOD OF PARTICIPATION

The period from January 1 to December 31 of each year will be termed an “Option Period.” Each person who is an Eligible Employee on November 1 of the calendar year immediately preceding the first day of an Option Period may elect to participate in the Plan for the next succeeding Option Period by executing and delivering, by such deadline prior thereto as the Board may specify, such enrollment forms or materials, including a payroll deduction authorization in accordance with Section 5, as the Board may determine.

An Eligible Employee who elects to participate in the Plan for an Option Period in accordance with the foregoing will thereby become a participant (“Participant”) on the first day of the Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

SECTION 5. PAYROLL DEDUCTION

Each payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 1% nor more than 15% of Compensation per payroll period to be accomplished by means of payroll deductions over each Exercise Period (as defined in Section 8 below) with respect to payroll dates within the Exercise Period. For purposes of the Plan, “Compensation” shall include and be limited to the same items of compensation (determined without regard to the limitations imposed under Section 401(a)(17) of the Code) as are included in the measure of compensation used to determine the amount of salary reduction contributions under the Company’s 401(k) plan; provided, that if the Company maintains more than one 401(k) plan, “Compensation” shall be determined by reference to the 401(k) plan specified by the Board; and further provided, that if the Company maintains no 401(k) plan, “Compensation” shall mean base pay plus cash bonuses, commissions, overtime and other cash remuneration. A Participant may not change the withholding rate of his or her payroll deduction authorization during an Option Period, except that the Participant may withdraw from the Plan pursuant to Section 9 by notice to the Company at the time and in the manner as described therein. The payroll deduction authorization in effect on the last day of an Option Period shall continue apply to the next succeeding Option Period, unless the Participant elects, in accordance with procedures established by the Company, to change or revoke his or her payroll deduction authorization with respect to such Period. All amounts withheld in accordance with a Participant’s payroll deduction authorization will be credited to a withholding account maintained in the Participant’s name on the books of the Company. Amounts credited to the withholding account shall not be required to be set aside in trust or otherwise segregated from the Company’s general assets, and shall not bear interest.

SECTION 6. GRANT OF OPTIONS

Subject to Section 3(b), each person who is a Participant on the first day of an Option Period will be granted, as of such day and for such Period, an Option entitling the Participant to purchase up to the aggregate maximum number of shares of Stock for which the Option may be exercised in the Exercise Periods contained within such Option Period, as determined pursuant to Section 8 below. In the event the number of shares of Stock reserved for issuance under the Plan is insufficient, the Board shall adjust downward the maximum number of shares of Stock available for purchase under each Option. Option grants under this Section 6 shall be automatic and need not be separately documented.

SECTION 7. PURCHASE PRICE

The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock on the date on which the Option is deemed exercised under Section 8(a). Fair market value for any day will mean the Closing Price of the Stock for such day; provided, that if such day is not a trading day, fair market value shall mean the Closing Price of the Stock for the next preceding day which is a trading day. The “Closing Price” of the Stock on any trading day will be the last sale price, regular way, with respect to such Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Stock is listed or admitted to trading; or, if such Stock is not listed or admitted to trading, the last quoted price with respect to such Stock, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Board in good faith; or, if no such market maker is available, the fair market value of such Stock as of such day as determined in good faith by the Board.

SECTION 8. EXERCISE OF OPTIONS

(a) Each Option Period shall consist of twelve (12) consecutive Exercise Periods of one-month duration. Each Exercise Period, unless abbreviated pursuant to Section 19 below, shall begin on the first day of a calendar month and shall end on the last day of such calendar month. On the last day of an Exercise Period, the Participant will be deemed to have exercised each Option previously awarded and then outstanding for the lesser of (i) the maximum number of shares of Stock available to be purchased under such Option, reduced by the aggregate number of shares of Stock purchased in respect of prior Exercise Periods in such Option Period, and (ii) the number of shares of Stock determined by dividing the balance credited to the Participant’s withholding account on the last day of the Exercise Period and allocable to such Option by the Option purchase price per share of the Stock determined under Section 7.

(b) For each Option Period, the maximum number of shares of Stock that may be purchased by any Participant in any Option Period shall be (i) 25,000 share of Stock, or (ii) such other maximum number of shares as the Board may establish for such period not later than the first day of such period. For purposes of the foregoing, the fair market value of a Share of Stock will have the same meaning as is provided in Section 7.

(c) It is a condition of participation in the Plan that a Participant agree that all Stock purchased pursuant to the Plan will be held in the Participant’s name in a brokerage account designated by the Company until the later of the date on which (1) the Participant sells the shares following the end of the twelve month holding period (as determined under Section 10) or (2) the Participant’s employment with the Company terminates.

(d) Notwithstanding anything herein to the contrary, Domino’s obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Domino’s with other applicable legal requirements in effect from time to time.

SECTION 9. CANCELLATION AND WITHDRAWAL

A Participant who holds an Option under the Plan may at any time prior to exercise thereof cancel all (but not less than all) of his or her remaining Option or terminate his or her participation in the Plan in the form and manner specified by the Company and with such prior notice as the Company may require. Upon such cancellation or termination, the balance in the Participant’s withholding account will be retained in the Participant’s account and applied to the deemed exercise of the Option at the end of the Exercise Period.

A Participant who makes a hardship withdrawal from a Company savings plan qualifying under Section 401(k) of the Code (a “401(k) Plan”) will be deemed to have terminated his or her payroll deduction authorization as of the date of such hardship withdrawal, will cease to be a Participant as of such date, and will be deemed to have canceled his or her Option effective as of such date. No further amounts will be withheld from the Participant’s compensation under the Plan after such date. Amounts credited to the Participant’s account shall be retained under the Plan and applied to the deemed exercise of the Participant’s Option under the Plan at the end of the Exercise Period as provided in Section 8. An Employee who has made a hardship withdrawal from a 401(k) Plan will thereby be deemed irrevocably to have elected not to participate in the Plan until the first Option Period that begins six months after the date of his or her hardship withdrawal.

SECTION 10. RESTRICTION ON TRANSFER OF STOCK

Participants shall not be permitted to sell, assign, transfer, pledge, hypothecate, give or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), Stock received pursuant to the exercise of an Option, or any interest therein, for a period specified by the Board. Unless otherwise specified by the Board, the period shall be one (1) year from the date of exercise of such Option, except transfers that occur by will or the laws of descent and distribution.

SECTION 11. LEGEND

Any certificates representing Stock received pursuant to the exercise of an Option shall bear a legend substantially in the following form:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER SET FORTH IN AN EMPLOYEE STOCK PAYROLL DEDUCTION PLAN. THE CORPORATION WILL FURNISH A COPY OF SUCH PLAN TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

If Stock is held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Stock.

SECTION 12. EFFECT OF PROHIBITED TRANSFER

The Company shall not be required (a) to transfer on its books any Stock which has been sold or transferred in violation of any of the provisions set forth in this Plan, or (b) to treat as owner of such Stock or to pay dividends to any transferee to whom any such Stock shall have been so sold or transferred.

SECTION 13. TAXES

Payroll deductions are made on an after-tax basis. If the Company determines that the grant of, or lapse of restrictions, on Stock purchases under the Plan could result in employment tax liability, the Company, as a condition of granting such shares, will make such provision as it deems necessary to provide for the remittance by the Participant of employment taxes required to be paid in connection with such grant, purchase or disposition of shares.

SECTION 14. TERMINATION OF EMPLOYMENT

Except as otherwise provided in Section 11, upon the termination of a Participant’s employment with the Company for any reason, he or she will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be retained under the Plan and applied to the deemed exercise of the Participant’s Option and the shares purchased thereby will be held as described in Section 8(c), and he or she will have no further rights under the Plan.

SECTION 15. DEATH OF PARTICIPANT

A Participant may elect that if death should occur during an Option Period the balance, if any, of the Participant’s withholding account at the time of death will be applied at the end of the Exercise Period in which the death occurs to the deemed exercise of the Participant’s Option and the shares thereby purchased under the Option will be delivered to the Participant’s beneficiary or beneficiaries. For this purpose, a Participant’s beneficiary(ies) for purposes of the Plan shall be (i) such person or persons as are treated as the Participant’s beneficiary(ies) for purposes of the Company group life insurance plan applicable to the Participant, or (ii) in the absence of any beneficiary determined under clause (i), the Participant’s estate.

SECTION 16. EQUAL RIGHTS; PARTICIPANT’S RIGHTS NOT TRANSFERABLE

All Participants granted Options in a separate offering under the Plan with respect to any Option Period will have the same rights and privileges, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5) and the Regulations thereunder. Each Participant’s rights and privileges under any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and except as provided at Section 15 above may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant’s rights under the Plan will terminate.

SECTION 17. EMPLOYMENT RIGHTS

Nothing contained in the provisions of the Plan will be construed as giving to any Employee any right of employment or as interfering with the right of the Company to discharge any Employee at any time.

SECTION 18. CHANGE IN CAPITALIZATION

In the event of any change in the outstanding Stock of Domino’s by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted.

SECTION 19. ADMINISTRATION OF PLAN

The Plan will be administered by the Board, which will have the right to determine any matters which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. References in the Plan to the Board shall include the Board’s delegates to the extent of any delegation by the Board to such delegates of administrative responsibilities hereunder.

SECTION 20. AMENDMENT AND TERMINATION OF PLAN

Domino’s reserves the right at any time to amend the Plan in any manner it may deem advisable, by vote of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code and the Regulations thereunder will have no effect unless approved by the shareholders of Domino’s within twelve months before or after its adoption.

The Plan may be suspended or terminated at any time by the Board. In connection therewith, the Board may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of each remaining Exercise Period as determined under Section 8 above or on such earlier date as the Board may specify (in which case such earlier date shall be treated as the last day of the applicable Option Period and Exercise Period).

SECTION 21. APPROVAL OF SHAREHOLDERS

The Plan and the exercisability of Options granted hereunder will be subject to the approval of the shareholders of Domino’s obtained within twelve months before or after the date the Plan is adopted by the Board.

SECTION 22. ADDITIONAL PROVISIONS

Domino’s is authorized to create programs, sub-plans and offerings, and grant options thereunder to acquire Stock, without regard to the requirements of Section 423 of the Code or the corresponding requirements of the Plan but subject in all events to Section 2(a) of the Plan. Options granted pursuant to the immediately preceding sentence shall be subject to the administrative provisions of the Plan (as determined by the Board), subject to such other rules and conditions, and subject to such exceptions, as the Board may determine. In no event shall the Board’s authority pursuant to this Section 22 be construed or be exercised in any manner that would render the provisions and benefits of Section 423 of the Code unavailable with respect to any option granted under the Plan to which such provisions and benefits are intended to be applicable; provided, that in no event shall the Company be liable to any person by reason of any failure of the Plan or of any option granted under the Plan to qualify for the tax treatment available to qualifying employee stock purchase plans under Section 423 of the Code and options granted thereunder.

Annex B

Domino’s Pizza, Inc.

Officers and Directors

Executive Officers

J. Patrick Doyle

President, Chief Executive Officer and Director

Michael T. Lawton

Executive Vice President of Finance and Chief Financial Officer

Richard E. Allison, Jr.

Executive Vice President of International

Scott R. Hinshaw

Executive Vice President of Franchise Operations and Franchise Development

Lynn M. Liddle

Executive Vice President of Communications, Investor Relations and Legislative Affairs

John D. Macksood

Executive Vice President of Supply Chain Services

Christopher K. McGlothlin

Executive Vice President and Chief Information Officer

Kenneth B. Rollin

Executive Vice President and General Counsel

Ahsan M. Sheikh

Executive Vice President of Team U.S.A.

James G. Stansik

Executive Vice President of Franchise Relations

Russell J. Weiner

Executive Vice President of Build the Brand and Chief Marketing Officer

Patricia A. Wilmot

Executive Vice President of PeopleFirst

Board of Directors

David A. Brandon

Chairman of the Board and Director

Andrew B. Balson

Director

Diana F. Cantor

Director

Richard L. Federico

Director

James A. Goldman

Director

Vernon “Bud” O. Hamilton

Director

Mark E. Nunnelly

Director

Gregory A. Trojan

Director

B-1

DOMINO’S PIZZA, INC. ATTN: CORPORATE SECRETARY 30 FRANK LLOYD WRIGHT DRIVE ANN ARBOR, MI 48105

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

01	Vernon “Bud” O. Hamilton	☐	☐	☐

02	Andrew B. Balson	☐	☐	☐	The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 year	2 years	3 years	Abstain

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain	4.	To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

2.	Approval of the Amended and Restated Domino’s Pizza Employee Stock Payroll Deduction Plan.	☐	☐	☐	The Board of Directors recommends you vote FOR proposal 5:			For	Against	Abstain

3.	To approve, by non-binding vote, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.	☐	☐	☐	5.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year.		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

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DOMINO’S PIZZA, INC.

Annual Meeting of Shareholders

May 3, 2011 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints J. Patrick Doyle, Michael T. Lawton and Adam J. Gacek, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Domino’s Pizza, Inc. to be held at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, on Tuesday, May 3, 2011, and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, FOR the Amended and Restated Domino’s Pizza Employee Stock Payroll Deduction Plan, FOR the approval of the compensation of the named executive officers, FOR three-year frequency of compensation approval and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side